Exhibit 4.37

Information in this exhibit identified by brackets and *** has been redacted because it is not material and is the type that the Company treats as private or confidential

EXCLUSIVE DISTRIBUTION AGREEMENT

《独家经销协议》

This Exclusive Distribution Agreement (“the Agreement”) is entered into and takes effect on December 6, 2023 among:

本《独家经销协议》（“本协议”）由以下合同方于2023年12月6日签订并生效。

CASI Pharmaceuticals Inc., (“CASI”), a Nasdaq listed company incorporated and existing under the laws of Cayman Islands with its office at 9620 Medical Center Drive, Rockville, Maryland 20850, USA.

CASI Pharmaceuticals Inc., (“CASI”)，一家依据开曼法律设立并存续的纳斯达克上市公司，办公地址为9620 Medical Center Drive, Rockville, Maryland 20850, USA.

China National Medicines Corporation Ltd. (“CNMC” or “the Distributor”), a company incorporated and existing under the laws of the People’s Republic of China, with its registered domicile at Floor 6-9, West Tower of China Overseas Property Plaza, Building 7, Yard 8 Xibinhe Road. Yongdingmen, Dongcheng District,100077 Beijing. Unified Social Credit Code: [***] .

国药集团药业股份有限公司（以下简称“CNMC”或“经销商”），一家依据中华人民共和国法律设立并存续的公司，注册地址为北京市东城区永定门西滨河路8号院7楼西塔6-9层。统一社会信用代码：[***]。

CASI Pharmaceuticals (China) Co., Ltd, (“CASI China”), a company incorporated and existing under the laws of the People’s Republic of China, with its registered domicile at Suite 1701-1702, Tower 1, China Central Place office building, No.81 Jian-Guo Road, Chaoyang District, Beijing, China. Unified Social Credit Code: [***].

凯信远达医药（中国）有限公司(“CASI China”)，一家依据中华人民共和国法律设立并存续的公司，注册地址为北京市朝阳区建国路81号华贸中心写字楼1座1701-1702室。统一社会信用代码为：[***]。

CASI, CASI China and the Distributor may be referred to hereinafter collectively as “the Parties” or each as “the Party” to this Agreement.

CASI, CASI China与经销商在下文中可共同称为“协议各方”或单独称为“协议一方”。

WHEREAS:

鉴于

A. CASI wishes to engage the Distributor to import and distribute its Product in the Territory.

CASI有意授权经销商在经销区域内进口和经销其产品。

B. The Distributor is engaged inter-alia in the business of the import, distribution and sale of drug products. The Distributor has the required permits, experience, expertise, resources and qualified personnel to provide the aforementioned services.

经销商专门从事药品进口、经销与销售业务，并且具备经营此类业务应有的许可、经验、专业技能、资源及具备资质的人员。

C. The Distributor maintains a well-established sales network which is capable of and competitive in the distribution and sale of the Product within the Territory.

经销商拥有一个完整建立的销售网络，在经销区域内具备经销和销售产品的能力和竞争力。

D. The Parties are willing to carry out the foregoing pursuant to the terms and conditions set forth in this Agreement.

协议各方合意根据本协议约定条款开展上述业务。

E. CASI China, a subsidiary wholly owned by CASI, is authorized to coordinate, communicate with all Parties to the Agreement and provide supports for the performance of this Agreement within the Territory.

CASI China作为CASI的全资子公司，经授权负责与本协议各方进行协调和沟通，并在经销区域内为本协议的履行提供支持。

THEREFORE, in consideration of these premises and the covenants and agreements set forth herein, and intending to be legally bound thereby, the Parties hereby agree as follows:

因此，鉴于上述前提及本协议所载的相互承诺与约定，并旨在受其合法约束，双方现特此达成约定如下：

Definitions

定义

In this Agreement the following terms, whether used in singular or plural form, shall, as used herein, have the following respective meanings:

本协议中，以下术语，无论是以单数形式还是复数形式使用，当在本协议中使用时分别具有下述含义：

Adverse Event (“AE”) is any untoward medical occurrence in a patient or clinical-trial subject administered a medicinal product and which does not necessarily have to have a causal relationship with the treatment. An AE can therefore be any unfavorable and unintended sign (e.g. an abnormal laboratory finding), symptom, or disease temporarily associated with the use of a medicinal product, whether or not considered related to such medicinal product.

不良事件（“AE”）指任何发生在患者或临床试验受试者的不利的医学事件，它并不一定同药物治疗有因果关系。不良事件可以是一种不利的、与用药目的无关的体征（如

异常的实验室检查）、症状或疾病，与药物使用有时间相关性，不考虑是否同药物有因果关系。

“Adverse Drug Reaction” (ADR) shall mean a special type of adverse event (AE) associated with the use of the Product in humans, in which a causative relationship between an injury and the administration of the Product can be identified.

“药物不良反应”指人体使用某种药物导致人身伤害，且用药和人身伤害两者之间存在因果关系的一类特定不良事件。

“Affiliate” with respect to a Party shall mean: any person, corporation, company, partnership, joint venture or other business entity controlling, controlled by or under common control from time to time with the relevant Party, either directly or indirectly. For purposes of this definition, the term “control” shall mean (i) the holding, directly or indirectly, of more than fifty percent (50%) of the ordinary shares or voting stock or voting equity interests in, or (ii) the right to appoint fifty percent (50%) or more of the directors of, or (iii) any other arrangement resulting in the right to direct the management of or otherwise having the right to exercise a dominant influence over the said person, corporation, company, partnership or joint venture.

“关联方”，就一方而言，应指：不时直接或间接控制该方、受该方控制或与该方受到共同控制的任何自然人、法人、合伙企业、合资公司或其他商业主体。就本定义而言，“控制”系指i) 直接或间接持有该自然人、法人、公司、合伙企业或合资公司百分之五十（50%）以上的普通股或有表决权的股份或有表决权的股本权益，或ii) 有权任命该自然人、法人、公司、合伙企业或合资公司百分之五十（50%）或百分之五十(50%)以上的董事，或 iii) 能够以其他方式有权对该自然人、法人、集团公司、合伙企业或合资公司的管理层形成实际控制权或具有控制性影响力的任何其他安排。

“Agreement” means this Exclusive Distribution Agreement (including any supplementary agreement and amendment signed by the Parties hereof), and all Appendixes hereto.

“本协议”系指本独家经销协议（包括协议各方签订的补充或修改协议），以及其所有附件。

The “Product” means the product (s) listed in the Product List set forth in Appendix II of this Agreement, as amended by CASI from time to time with justifiable and legitimate reasons.

“产品”系指本协议附件二中写明的产品清单中列出的CASI产品，CASI可不时根据合理正当理由对产品清单进行修改。

“Territory” shall mean the People’s Republic of China (excluding Hong Kong SAR, Macau and Taiwan).

“经销区域”系指中华人民共和国（不包括香港特别行政区，澳门及台湾）。

“Specifications” shall mean all statutory and contractual requirements of the Product as set forth in Appendix II the “Product List” and Appendix IV the “Quality Agreement”.

“规格”应指附件二《产品清单》和附件四《质量协议》中对于产品的所有法定和协议约定要求。

“cGMP” shall mean current Good Manufacturing Practices and general biological products standards as promulgated under the United States Federal Food Drug and Cosmetic Act at 21 CFR (Chapters 210, 211, 600 and 610) and the EEC Guide to Good Manufacturing Practices for Medicinal Products as promulgated under European Directive 2003/94/EC (replacing 91/356/EEC), and the current good manufacturing practices and general biological products standards as promulgated under the Chinese Decree No. 79 on Good Manufacturing Practice by the Ministry of Health, and all relevant laws and regulations promulgated by the National Medical Products Administration of China (“NMPA”, the former China Food and Drug Administration) including any amendments to such regulations, to the extent these regulations relate to guidelines applicable for biopharmaceuticals, pharmaceuticals and active pharmaceuticals ingredients.

“cGMP 动态药品生产管理规范”系指根据《美国联邦法案》第21篇（第210、211、600和610章）《美国联邦食品、药品和化妆品法案》和根据《欧盟法定2003/94/EC》(取代91/356/EEC)颁布的《EEC药品优良生产规范指南》颁布的现行优良生产规范和普通生物制品标准，及根据中华人民共和国卫生部颁布的卫生部第79号令《药品生产质量管理规范》发布的现行优良生产规范和普通生物制品标准，以及中国国家药品监督管理局（前“中国国家食品药品监督管理总局”）所颁布的适用相关法律法规，包括此类法律法规的修正案中适用于生物制药、制药和原料药的指导方针。

“Batch” shall mean a specific quantity of Product that is intended to be of uniform character and quality and is produced during the same circle of manufacture.

“批次”应指在同一生产周期中生产的，特征和质量统一的，特定数量的产品。

“FIFO” stands for the first-in, first-out method in managing inventory, meaning that the oldest inventory items are recorded as sold first, the cost associated with the inventory that was purchased first is the cost expensed first.

“FIFO” 指库存管理中的“先进先出”原则，即，最先进入仓库的库存现货应被记录为最先出售，最先采购存货相关的成本应当被记为最先支出的费用。

“FCPA” shall mean the Foreign Corrupt Practice Act of the United States.

“FCPA”应指美国《反海外腐败法》。

“Material Breach of the Agreement” means a failure of performance under this Agreement which is significant enough to give the aggrieved Party the right to initiate a legal proceeding, and which seriously impairs the Agreement as a whole and which defeats the purpose of the Agreement.

“重大协议违约”指在本协议项下足以造成协议受害方发起法律程序，并严重影响协议整体性并损害协议签约目的的不履约行为。

“Intellectual Property” shall mean, collectively, all of the following intangible legal rights, whether or not filed, perfected, registered or recorded and whether now or hereafter existing, filed, issued or acquired: (i) inventions, patents, utility models, industrial designs and design patents or any extension thereof, (ii) rights associated with works of authorship, including without limitation, copyrights, copyright applications and copyright registrations, (iii) rights in trademarks, trademark registrations and applications therefor, trade names, service marks, service names, logos or trade dress, (iv) rights relating to the protection of formulae, trade secrets, know-how and confidential information, and (v) all other intellectual or proprietary rights existing under applicable laws.

“知识产权”系指，所有以下无形法律权益的统称，无论其是否提交知识产权申请、经过改进、已注册或备案，也不论其是否目前亦或以后将产生，已申请、核准或收购：(i) 发明、专利、实用新型、工业外观设计、专利设计及其扩展，(ii) 与作品署名关联的权利，包括但不限于，著作权、著作权申请及著作权等级，(iii) 商标权，商标权注册及申请、商号、服务标识、服务名称、公司标志、品牌外观形象，(iv) 与配方制剂、商业秘密、专有技术和保密信息保护相关的权利，以及 (v) 根据适用法律而存在的其他知识产权和财产权利。

“Know-How” shall mean any information or material that is confidential and proprietary, including, without limitation, ideas, concepts, discoveries, inventions, developments, improvements, trade secrets, designs, devices, equipment, process conditions, algorithms, notation systems, works of authorship, computer programs, technologies, formulas, techniques, methods, procedures, assay systems, applications, data, documentation, reports, chemical compounds, products and formulations, whether patentable or otherwise. Know-How shall also include non-Confidential Information and material to the extent such information and material first lost its confidentiality by virtue of its disclosure in an issued patent or published patent application, a filing with a regulatory authority or as part of a legal proceeding.

“专有技术”系指所有具保密性和所有权的信息或物料，包括但不限于想法、概念、发现、发明、开发、改进、专有技术、商业秘密、外观设计、设备、装备、器材、工艺条件、算法、记数系统、作品、计算机程序、技术、公式、技巧、方法、程序、化验系统、应用程序、数据、文件、报告、化合物、药品和配方、无论其是否具备可专利性。专有技术还包括无保密性的信息及物料，只要该信息和物料因在已公布的专利或已发布的专利申请中披露、提交给监管机构或作为法律程序的一部分而披露。

“CASI IP” means all proprietary Intellectual Property owned or controlled by CASI or any of its Affiliates as of the effective date of this Agreement that is necessary or useful in the performance of the services under this Agreement.

“CASI知识产权”系指CASI 或其任何关联方在本协议生效日后拥有的或控制的、根据本协议履行服务所必需或有用的所有专有知识产权。

“CASI Technology” means the proprietary and/or patented technology and Know-How of CASI and/or its Affiliates, including the processes and time-cycles for the conversion of the Product Materials into the Product, required and appropriate treatment of waste liquids, solids, gases, reprocessing or refining of any sub-standard Product produced for whatever reason and methods of testing/analysis of raw materials, in-process materials and Product along with working standards.

“CASI技术”系指CASI及/或其关联方的专有和/或专利技术和专有技术，包括关于以下事项的工艺和事件周期：将药品物料转换成药品，对废液、废渣和废气进行必要且适当处理，因任何原因再加工或精炼任何不合格药品、原物料、在制品和药品的测试/分析方式及工作标准。

“Confidential Information” means all information, in whatever form or manner presented, which: (a) relates to a disclosing party’s business or business plans, including, but not limited to, manufacturers, customers, prospective customers, contractors, clinical data, the content and format of various clinical and medical databases, utilization data, cost and pricing data, disease management data, software products, programming techniques, data warehouse and methodologies, Know-How, CASI Technology, trade secrets, technical and non-technical materials, products, specifications, processes, sales and marketing plans and strategies, designs, and any discussions and proceedings relating to any of the foregoing; (b) is disclosed pursuant to this Agreement; and (c): (i) is disclosed in writing electronically, or visually is marked or stamped to indicate its confidential nature or is otherwise identified as confidential by the disclosing party at the time of such disclosure; (ii) is disclosed orally and is identified as confidential by the disclosing party at the time of such disclosure and is confirmed in writing within [***] working days after such disclosure; or (iii) is information, however disclosed, which should reasonably be considered to be confidential.

“保密信息”系指以任何形式或方式提供的所有以下信息：(a) 涉及披露方业务或业务计划的信息，包括但不限于制造商、客户、潜在客户、承包商、临床数据、各种临床和医疗数据库的内容和格式、相关数据的使用、成本和CASI定价数据、疾病管理数据、软件产品、编程技术、数据仓储和方法、专有技术、技术、商业秘密、技术和非技术物料、产品、规格、工艺、销售和营销计划与战略、外观设计及有关任何上述事项的会议讨论和会议记录；(b) 根据本协议披露的信息；及(c)（i） 以书面、电子或视听方式披露的信息且披露方在进行该披露时通过标记或印记指示其保密性或通过其他方式将其标识为机密的信息；(ii) 以口头方式披露且披露方在该披露时将其标识为机密并在披露后的十（[***]）个工作日内以书面形式进行确认的信息；或(iii) 无论以何种方式披露均应合理视为机密的信息。

“Incoterms 2010” shall mean the International Rules for the Interpretation of Trade Terms issued by the International Chamber of Commerce (“ICC”).

“国际贸易术语2010”系指国际商会颁布的《国际贸易术语解释通则》2010版。

“Working Day” means any calendar day other than Saturday and Sunday and any statutory holidays.

“工作日”指除周六、周日及法定节假日以外的所有日历日。

“Third Party” means any other party or entity other than the Parties and/or their respective Affiliates.

“第三方”系指除协议各方及/或其关联方以外的任何其他方或实体。

1.	Product and Territory

产品及经销区域

1.1 Product. CASI hereby appoints the Distributor on an exclusive basis as its sole distributor for the sale of the Product set forth in Appendix II (hereinafter referred to as “the Product”) in the Territory of the People’s Republic of China (excluding Hong Kong, Taiwan and Macau)

during the term of this Agreement.

产品。CASI特此指定经销商在本协议期限内作为其唯一独家经销商，在中华人民共和国（不包括香港特别行政区、澳门和台湾）经销区域内销售本协议附件二《产品清单》中列出的产品（以下简称“产品”）。

1.2 Territory. CASI is appointing the Distributor hereunder with respect to the sale of the Product to any purchasers whose principal place of business is located within the Territory.

经销区域。CASI 指定经销商将本协议产品销售给任何主要营业地点在经销区域内的采购方。

1.3 Best Efforts. The Distributor shall use its best efforts to distribute and sell the Product to the maximum number of Customers in the Territory.

最大努力。经销商应尽在经销区域内尽其最大努力将产品经销及销售给尽量多的客户。

1.4 Sales Limited to Territory. The Distributor shall not solicit orders from any prospective purchaser whose principal place of business is located outside the Territory. If the Distributor receives any order from a prospective purchaser whose principal place of business is located outside the Territory, the Distributor shall immediately notify CASI and refer that order to CASI. The Distributor is prohibited from accepting any such orders. The Distributor may not deliver or tender (or cause to be delivered or tendered) any Product outside of the Territory. The Distributor shall not sell any Product to a purchaser if the Distributor knows or has reason to believe that such purchasers intends to remove those Product from the Territory.

限定经销区域的销售。经销商不得向主要营业地点在经销区域外的潜在采购方招徕订单。如经销商收到任何来自主要营业地点在经销区域外的潜在采购方发出的订单，经销商应立即将此类订单提交给CASI，经销商不得接受此类订单。经销商不得将产品向经销区域外地点发货或参与投标（或促成此类投标与发货）。如经销商知悉或有理由相信此类采购方有意图将产品移至经销区域外，则经销商不得向该采购方销售产品。

1.5 Sub-Distribution. The Distributor may enter into agreement with independent and qualified legal persons (the “Sub-Distributors”) as permitted by laws to sell and distribute the Product within the Territory, provided that CASI has been notified in writing and received the due diligence or any other information of the sub-distributor as CASI requests.

分销。经销商可与独立且具备资质的法人（“分销商”）签订协议，在法律准许的范围内，在经销区域内销售和经销产品，前提是CASI被书面告知并收到关于该分销商的尽职调查或其他CASI要求提供的信息。

1.6 Unless the Distributor receives prior approval in writing by CASI, the Distributor shall not supply the Product for any clinical study and pre-clinical study or any investigative purposes within or outside of the Territory.

除非经CASI书面同意，经销商不得经销区域内及经销区域外任何地区，为临床研究、临床前研究或出于任何调研目的供应产品。

2.	Prices and Payment Terms

价格与付款条件

2.1 Purchaser Orders. The Distributor shall order the Product from CASI by submitting a written purchase order identifying the Product ordered, the amount of Product and the requested delivery date (s). All orders for the Product are subject to acceptance by CASI. CASI shall have no liability to the Distributor with respect to purchase orders which are not accepted, provided however, that CASI will not unreasonably reject any purchase order for the Product from the Distributor.

采购订单。经销商应通过向CASI提交书面采购订单进行产品采购，在采购订单中明确需要采购的产品及要求的送达日期。所有采购订单均应经CASI接受方可生效。CASI对于未被接受的采购订单不向经销商承担任何责任，但是，CASI不得无正当理由拒绝任何产品采购订单。

2.2 Payment Terms. Unless expressly stated otherwise by CASI, all payments shall be made to and received by CASI within [***] days following the date of CASI’s invoice for the Product and sent by wire transfer to the bank account designated by CASI in writing which may be updated by CASI from time to time without any deduction for cash payment, bank transfer charges, costs related to letters of credit or other similar charges or costs. CASI will provide supporting documents to Distributor for the reimbursement of any such charges or costs imposed on CASI. The currency of all payments shall be remitted in RMB and the purchase prices will be quoted, invoiced and paid in the currency of RMB.

付款条件。除CASI另有明示之外，所有付款均应在CASI开具发票上的日期后的[***]日内，通过银行电汇将款项汇至CASI可不时更新的书面指定账户，不得扣除任何现金付款、银行转账收费、与信用证相关的费用或其他类似费用或成本。CASI将向经销商提供相应的证明文件，以偿还CASI承担的任何此类费用或成本。本协议所有付款货币均应为人民币，采购价格均应以人民币进行报价、开具发票和支付。

2.3 Taxes. The Distributor will be responsible for any and all payment of Taxes in the Territory, now or hereafter imposed with respect to the transactions contemplated hereunder (with the exception of income taxes or other taxes imposed upon CASI and measured by the gross or net income of CASI). CASI China is not liable for any taxation within the Territory concerning this Agreement.

税费。在经销区域内，根据目前和未来预期交易需要征收的税费应由经销商承担（根据CASI总收入或净收入衡量的应由CASI支付的所得税和其他税费除外）。CASI China对经销区域内产生的所有税费无缴纳业务。

2.4 Invoice. CASI may invoice for each Purchase Order following delivery of the correspondent Batch of the Product and Documentation. Prior to the [***] day of each month, CASI shall have issued all invoices for Deliveries occurring during the previous month. Each invoice shall be sent to the addressee and address mentioned in Appendix III “the Purchase Order” and shall at least refer to:

发票。在交付相应批次产品和文件后，CASI可向经销商开具每份采购订单的发票。在每月第[***] 天前，CASI应已就前一个月的交货开具了所有发票。每份发票应发送给附件三《采购订单》中所述的收件人和地址且应至少包括：

a. Purchase Order Number; 采购订单编号

b. Invoice Number; 发票号

c. CASI’s Reference Number (if any); CASI参考号（如有）

d. Invoice Date; 发票日期

e. CASI’s bank account number/IBAN code. CASI的银行账号/国际银行账号代码

2.5 Default in Payment. If the Distributor fails to make full payment to CASI as required under this Agreement, and such default continues for a period of not more than [***] working days, a default interest of [***]  % of the amount payable per day shall be charged and paid together with the full amount overdue. If such default continues for a period of more than [***]  working days, a default interest of [***] % of the amount payable per day shall be charged and paid together with the full amount overdue.

逾期付款。如经销商未能依约向CASI按时全额付款，且逾期付款持续不超过 [***]个工作日，则经销商应在全额支付未付款项的同时，支付未付款项每日 [***] %（千分之一）的逾期利息；如逾期付款持续超过 [***] 个工作日，则经销商应在全额支付未付款项的同时，支付未付款项每 [***]  %(千分之三)的逾期利息。

2.6 Price Reduction. If a price reduction is enforced on the Product within the Territory of all applicable laws and regulations, the Distributor shall manage and adjust the retail price through consultation with CASI. The Distributor shall refrain from arbitrary adjustment of pricing.

降价。由于经销区域适用法律法规的要求需要产品降价的，经销商应与CASI进行协商对零售价格进行管理和调整。经销商不得在未与CASI协商的情况下，自行决定产品价格调整。

2.7 Remedy for Inventory Loss. Should the local government impose a mandatory price reduction on the Product, the Distributor shall provide all inventory reports of its sales channel concerning the Product for CASI to, out of good will, remedy the inventory loss of the Distributor, pharmacies and hospitals. The amount of remedy shall be specified in writing by and between CASI and the Distributor through mutual consent and consultation.

库存亏损补偿。如经销区域当地政府要求强制降价，经销商应提供给CASI其所有销售渠道内与强制降价产品有关的库存报告，以便CASI向经销商、零售药店和医院补偿库存亏损金额。补偿库存亏损金额应由CASI与经销商共同协商并以书面形式确定。

2.8 The Implementation Plan. The Implementation Plan for the remedy of inventory loss due to mandatory price reduction, which includes the amount of remedy, closing date, the allocation of the finalized remedy amount to each customer shall be specified in writing between the Parties through mutual consent and consultation.

因强制降价制定补充库存亏损的实施方案，包括补偿截至日期、补偿金额、分配给每个客户的最终补偿均应由协议各方共同商议并通过书面补充协议形式确定。

3.	Supply of the Product

供货

To enable CASI to organize an adequate supply of the Product, the Distributor shall adhere to the following procedure, as may be amended by the Parties from time to time：

为使CASI能够组织充分货源，经销商应根据遵守以下程序（可不时由双方修订）：

3.1 At least  [***] days before the [***] day of each calendar quarter, the Distributor will provide a written estimate of the quantity of the Product it expects to purchase during that calendar quarter as well as a forecast for the quantity of the Product it expects to purchase for the next [***]  calendar quarters.

至少在每个季度第一天之前的 [***] 天前，经销商将提供其预估当季度产品采购量的书面预估文件，同时提供其随后两个季度计划产品采购量的预测。

3.2 The Distributor shall not designate a delivery date earlier than  [***]  days after the date of receipt of the Purchase Order by CASI without prior consultation.

在无事先协商的情况下，经销商指定的送达日期应在CASI收到采购订单后的至少[***]日之后。

4.	Importation, Delivery, Acceptance and the Passing of Risk

进口、运输、收验货及风险转移

4.1 Incoterms CIP. CASI shall supply the Product to the Distributor in accordance with CIP Incoterms 2010, and pursuant to the Purchaser Order, deliver the Product to an international airport (the Named Place of Delivery) designated in writing by the Distributor. The Passing of Risk and the transfer of title shall be in reference with 2010 CIP and in accordance with Appendix I the “Import Agreement”.

国际贸易术语CIP。CASI应依据国际贸易术语2010版CIP形式向经销商供货，并根据采购订单，将产品运至经销商书面指定的国际机场（“指定送达地点”）。 风险转移及所有权转移应遵从《国际贸易术语2010》CIP术语并与附件一《进口协议》约定一致。

4.2 The Distributor shall be responsible for including, without limitations, customs declaration, customs clearance, importing inspection and other formality for importation of the Product at its own costs in accordance with the “Import Agreement” as Appendix I to this Agreement.

经销商应根据本协议附件一《进口协议》的约定负责办理产品进口手续，包括但不限于报关、通关、及其他进口产品所需履行的程序，并承担相关费用。

4.3 CASI shall warrant that shelf life of the Product upon delivery is not less than [***] calendar months. The following documents shall be provided by CASI to the Distributor for each delivery:

CASI应保证在产品交付时，产品的有效期不少于 [***] 个日历月。CASI在每次交付产品的同时，应向经销商提供以下文件：

⚫	Invoice; 发票
⚫	Packing List; 装箱单
⚫	Certificate of Origin; 原产地证明
⚫	Certificate of analysis; 出厂检验证明
⚫	Delivery Note; 运单
⚫	Certificate of Insurance 保险单

4.4 Acceptance and Inspection. The Distributor shall commence inspection of the Product and check all documents listed in Clause 4.3 upon each delivery and notify CASI in writing within [***]  working days (specified herein as “the term of inspection”) after the delivery of any incompliance and issues concerning quality, quantity, packaging, labelling, storage and delivery. After the term of inspection, if CASI has not been notified in writing of any enquiries listed herein, the Product of each delivery shall be deemed as accepted by the Distributor.

收验货。经销商应在每次产品送达时对产品进行验货并核对所有4.3条款中列明的所有文件，并在每次产品送达后的 [***] 个工作日内（此处约定为“验货期限”），对于产品不合规和与产品数量、质量、包装、标签、储存和送达有关的问题书面通知CASI。在本协议验货期限后，如CASI未收到任何关于本条款明列事项的书面通知接洽，应视为此次送达产品已被经销商确认收货。

5.	Reserved Rights of CASI

CASI的权利保留

5.1 CASI may participate in government procurement, bidding, promotion, advertising within the Territory in its own name and/or on its own behalf in compliance with all applicable laws and regulations without providing notice to the Distributor.

在符合适用法律法规的情况下，CASI有权在经销区域内以自己的名义或代表其自身参与或进行产品的政府采购、招投标、促销、广告，而无强制义务通知经销商。

5.2 CASI is entitled to initiate, either directly or by its affiliates, any clinical and preclinical research, development and investigative study within the Territory and the Distributor shall use its reasonable best efforts to support CASI with respect to such research, development and study.

CASI有权在经销区域内自行开展或进行，不论是直接还是由关联方开展，和产品有关的临床和临床前研究，开发和调研。经销商应尽合理能力支持CASI开展此类研究、开发与调研。

6.	Obligations of the Distributor

经销商义务

6.1 The Distributor is obliged not to purchase, distribute or acquire any Product as listed in Appendix II “Product List” from any third party. The Distributor may only acquire the Product from CASI or a CASI affiliate.

经销商不得向CASI或其关联方以外的任何第三方采购、经销或获得本协议附件产品清单中的CASI产品。

6.2 The Distributor shall not sell or distribute the Product in any other country or regions except for the Territory specified in this Agreement. If the Distributor intends to expand beyond the Territory to other regions, a separate written agreement must be signed between the Distributor and CASI.

经销区域的扩大。经销商不得在本协议授权经销区域外的任何国家与地区销售或经销

产品。经销商有意向在其他区域销售产品的，应经与CASI协商一致通过书面协议形式另行约定扩大授权经销区域。

6.3 The Distributor possesses all necessary and mandatory permits, licenses and qualifications to distribute and sell the Product within the Territory, in conformance with all provisions and requirements as stipulated in Appendix IV the “Quality Agreement”.

经销商持有在经销区域内经销、销售产品所有要求的所有许可、证照及资质，能够严格遵守附件四《质量协议》的所有规定和要求。

6.4 The Distributor is obliged to maintain and ensure the authenticity, validity and effectiveness of all its permits, licenses and qualifications and to renew such permits, licenses and qualifications in a timely manner in compliance with requirements and statutory procedures stipulated by applicable laws and regulations, including without limitations, business license, certificate of good supply practice（“GSP”）, business permit for the sale and distribution of pharmaceuticals issued by the National Medical Product Administration of China or a municipal medical product administration with jurisdiction.

经销商有义务维持及确保其所有许可、证照和资质均真实有效且具有法律效力，并有义务根据相关法律法规的要求和程序性规定，及时更新所有此类许可、证照和资质，包括但不限于营业执照、药品经营管理规范（“GSP”），和由国家药品监督管理局或有管辖权的直辖市药品监督管理局颁发的，药品销售和经销所必须的《药品经营许可证》。

6.5 The Distributor has a comprehensive and fully functional pharmaceutical products quality management system (“QMS”) and sufficient number of technical employees which meets up with the number of technical employees required by law, including sales personnel who are qualified and licensed to engage in the business of pharmaceuticals sale and distribution.

经销商有法律要求的完备药品质量管理体系及符合人数要求的专业技术人员，包括具备从事药品行业销售工作执业资格的销售人员。

6.6 The Distributor shall adhere to the marketing plan and sales strategy designated and confirmed by CASI and mutually agreed in writing upon between the parties.

经销商应严格遵守由CASI指定，并经CASI与经销商共同书面商定确认的市场销售策略和计划。

6.7 The Distributor shall specify in each purchase order, the Product name, specifications, unit price, Product quantity, sample quantity, total price and delivery date.

经销商应在每一份采购订单中列明订购产品的名称、规格、单价、商品数量、样品数量、总价及交货日期。

6.8 If applicable, the Distributor shall prepare, record and document all customer manuals, technical instruction, advertising and marketing materials at its own costs and submit the aforesaid information to CASI in a timely manner for its approval.

经销商应自行承担费用准备、记录和归档所有用户手册、技术说明材料和市场广告营销信息并及时提交给CASI供其批准（如适用）。

7.	Obligations of CASI

CASI义务

7.1 Unless a mutual consent of the Parties to this Agreement is furnished in writing, CASI shall not authorize any other party to be its importer or agent to distribute the Product within the Territory, or sell, supply or deliver the Product to any other natural person or legal person within the Territory.

除本协议各方一致书面同意，CASI将不再授权任何其他第三方作为CASI的进口商或代理商，在经销区域内经销产品，或向经销区域内的任何其他自然人或法人销售、供应或交付产品。

7.2 Upon the receipt of a purchase order from the Distributor, CASI shall issue a written confirmation within [***] working days to the Distributor regarding the following:

在收到经销商采购订单的工[***] 作日之内，CASI将向经销商发出书面确认函，对以下内容进行确认：

⚫	CASI is able to supply the Product to the Distributor as specified in the Purchase Order.

CASI能够满足经销商在采购订单中指明的产品要求。

⚫	CASI is able to deliver the Product on or before the delivery date as specified in the Purchase Order.

CASI能够在采购订单中指明的交货日期或之前交付产品。

⚫	If a written confirmation has not be rendered by CASI within [***] working days upon the receipt of the Purchase Order, it shall be deemed as CASI has not accepted the Purchase Order.

CASI在个[***] 工作日内未书面确认采购订单的，视为该采购订单未被CASI接受。

7.3 CASI shall provide the Distributor with all relevant documents and bills as may be needed during its course of sale and distribution of the Product. CASI shall provide a delivery note which contains information of the Product code, quantity, batch number, production date and expiration date.

应向经销商提供在产品销售过程中可能需要的相关文件及单据。CASI提供的交货单据应包括产品代码、数量、批号以及产品的制造日期和有效期。

7.4 CASI represents and warrants that the Product it supplies to the Distributor in accordance with this Agreement conforms with the provisions set forth in Appendix IV the“Quality Agreement”.

CASI向经销商保证，依据本协议向经销商供应、进口的所有产品均符合本协议附件四《质量协议》之约定。

7.5 CASI warrants that the Product is manufactured in conformance with standards of GMP, provisions of all applicable laws and regulations, including labelling, written instructions and specifications as required by the department of health and other government authority with jurisdiction of drug product supervision and administration within the Territory, furthermore, any other specifications which CASI will notify the Distributor from time to time.

产品均按照经销区域内政府及其药品监管部门和卫生部门要求的药品生产质量管理规范（GMP）制造，符合经销区域内的使用法律法规及部门规章的所有要求并按照产品标签和包装上显示的书面描述和规范进行制造的，而且产品应符合CASI不时采用书面形式通知经销商的其他规范。

7.6 CASI shall support and provide the Distributor reasonable and legitimate assistance within the Territory for the sale and distribution of the Product from time to time at the Distributor’s request, and, shall respond promptly to all enquiries from the Distributor.

CASI应不时向经销商提供其为了在经销区域内对产品销售和经销所需的所有合理协助与支持，且CASI应尽快回复经销商提出的与产品有关的所有问询。

8.	Recall, Return and Replacement Policy

产品召回及退换货政策

8.1 Right of Return and Replacement. The Distributor is entitled to return and replacement of the Product in accordance with the provisions in Annex II the“Quality Agreement.” CASI is responsible for the return and replacement of the Product at its own costs and expenses.

退换货权。经销商有权根据《质量协议》的规定对问题产品进行退货或者换货，CASI应对被退回的产品进行退换货，并承担相应费用。

8.2 Conditions of Return and Replacement. The Distributor shall strictly abide by the return and replacement policy under this Agreement and provisions set forth in its Annex II “the Quality Agreement” for return and/or replacement of the Product. CASI reserves its right to reject any return and/or replacement of the Product requested by the Distributor without justifiable cause and supporting evidence at request, or incompliance with provisions hereof. The Distributor may only return or replace the Product purchased by itself from CASI.

退换货条件。经销商应严格根据本协议退货政策及本协议附件二《质量协议》的规定进行退换货，并由CASI书面确认。无正当理由，经CASI要求无法提供证据支持或未按本协议约定要求退货、换货的，CASI有权不予受理。经销商仅可将其从CASI采购的产品进行退换货。

8.3 FIFO. The Distributor shall manage its inventory with the method of “first-in first-out”. The Distributor is entitled to the return and replacement of expired Product at its own expenses and cost.

“先进先出”。经销商应根据“先进先出”原则管理其产品库存。经销商有权将过期库存退回，CASI应对此类产品进行替换，并承担相应费用。

8.4 The Distributor shall collect data from its sales channel (including without limitation, hospital inventory, sub-distributor inventory and bonded warehouse of the imported Product) for the statistics of Product with an expiration date of less than [***]  months separately for each calendar month. The Distributor shall inform CASI in writing of such statistics and sell such Product that is about to expire with its best efforts in order to reduce its inventory.

经销商应对经销渠道内（包括但不限于医院库存、分销商库存、经销商进口产品库存

等）有效期小于 [***] 个月的产品进行每月单独统计，并以书面形式通知CASI，同时尽最大努力销售此类产品以减少库存。

8.5 If the expiration of the Product is due to Distributor’s negligence or misconduct during inventory management, the Distributor shall return and replace the Product at its own cost and expense. Damages due to the Distributor’s miscalculations and inaccurate statistics of the Product with an expiration date less than [***] months unconformable with provisions hereof, shall be borne by the Distributor. The Distributor shall from time to time provide CASI information regarding expiration dates for the Product, stored in the Distributor’s own warehouse. CASI, out of good will, shall reduce such inventory to the minimum.

因经销商库房管理存在过错或疏忽大意导致的产品过期，退换货的费用由经销商承担。因经销商未依据本协议约定准确统计此类有效期小于[***] 个月的产品，造成产品数量漏报导致的损失，由经销商承担。经销商应不时向CASI提供库存期限信息。如果存储在经销商库房的任何产品有效期等于或小于 [***]个月的，CASI应本着善意原则，将这类产品库存量降至最小。

8.6 Under any circumstances, the Distributor is prohibited from selling or encouraging the Customers to sell any expired Product on the market. The Distributor shall inform CASI immediately with a written notice once it has the knowledge that any of the Product is deemed unfit for sale, as well as, the expiration of inventory in hospitals, pharmacies and drug stores. Upon written consent of CASI, the Distributor is authorized to return or replace such Product on behalf of the Customer, and CASI shall bear all expense and cost to be incurred from the return or replacement.

在任何情况下，经销商均不得将过期产品在市场上销售或准许客户将过期产品在市场上销售。如经销商知悉产品已无法出售或医院、药店或零售药房持有的产品库存过期，经销商应立即书面通知CASI。在取得CASI书面同意后，经销商有权代客户进行退换货，并由CASI承担由此产生的费用。

8.7 In the event of a recall ordered by a governmental agency or by one of the Parties regarding any of the Product (the “Recall”), the Parties shall cooperate with one another in conducting the Recall. When the Recall is solely caused by CASI, CASI shall pay all costs and expenses of such Recall.

被政府部门或协议一方要求进行产品召回（“召回”）的，协议各方应通过合作配合召回。如召回完全由CASI单方导致，CASI应承担此类召回的所有开支和费用。

9.	Pharmacovigilance

药物警戒

9.1 CASI shall provide the Distributor all necessary information which it deems beneficial to the sale of Product within the Territory. Once the Distributor has any knowledge of suspected ADR which has occurred during the use of Product, it shall inform and report to CASI all information concerning such event in accordance with the provisions stipulated in “the Pharmacovigilance Agreement” as Appendix V.

CASI应向经销商提供CASI认为能够协助经销商在经销地区内对产品进行销售的必要信

息。经销商一旦知悉任何在使用CASI产品过程中发生的疑似药物不良反应，经销商应严格按照《药物警戒协议》（详见附件五）的规定，立即向CASI报告并提供全面信息。

9.2 It is required that the Distributor shall encrypt all information regarding pharmacovigilance during its transmission and hold such information strictly confidential, unless any laws or regulations mandated otherwise.

经销商应将所有药物警戒相关信息进行加密，且不得将此类信息向任何第三方披露，法律另有规定情形除外。

10.	No Representation or Employment

互无代表无雇佣关系

10.1 No Employment. The Distributor shall be considered to be an independent contractor. The relationship between CASI and the Distributor shall not be construed to be that of employer and employee, nor to constitute any partnership, joint venture or agency of any kind. The Distributor shall, as a diligent and responsible distributor, sell and distribute the Product in its own name, at its own risks and for its own account.

无雇佣关系。经销商应被视为独立协议方。CASI与经销商不应被释为存在雇主与雇员关系，也不构成任何合伙关系、合资企业或任何形式的代理。经销商应尽其勤勉负责之力，以自身名义销售和经销产品，并独立承担自身责任及风险。

10.2 Distributor’s Expenses. The Distributor shall pay all of its expenses, including without limitation all travel and accommodation expenses incurred in connection with its service hereunder. CASI shall not reimburse the Distributor for any of other expenses.

经销商费用。经销商应独立支付其所有费用，包括但不限于所有与其服务相关的差旅及食宿费用。CASI不应报销任何经销商费用。

10.3 No Representation. The Distributor shall have no right to enter into any contracts or commitments in the name of, or on behalf of CASI, or to bind CASI in any respect whatsoever. In addition, the Distributor shall not obligate or purport to obligate CASI by issuing or making any affirmations, representations, warranties or guarantees with respect to the Product to any third party.

互无代表。经销商无权代表或以CASI名义签订任何合同、作出承诺或在任何其他方面对CASI设置约束力。此外，经销商不得通过作与CASI产品相关的保证、承诺、代表、确认或担保给CASI设定任何义务或促成设定任何义务。

11.	Intellectual Property

知识产权

11.1 Right to Use. The Distributor may use CASI trademarks, trade names and service marks on a non-exclusive basis within the Territory only during the effective term of this Agreement and solely for display or advertising purposes in connection with selling and distributing the Product in accordance with this Agreement.

使用权。经销商可在经销区域范围内及合同有效期内，仅出于产品展示和推广目的，

根据本协议非排它地使用CASI商标、商号和服务标识。

11.2 CASI Proprietary. All Intellectual Property relating to the Product as defined in this Agreement are the proprietary of CASI and this Agreement shall by no means be construed as a licensing of any kind to the Distributor.

CASI专有所有权。与本协议约定产品相关的所有知识产权均为CASI专有，本协议在任何情况下均不得被视为对经销商授权了任何许可使用。

11.3 The Distributor shall not reverse assemble, decompile, reverse engineer, analyze or otherwise attempt to identify or derive CASI IP, Know-How, CASI Technology and any other intellectual property relating to formulas, formulations, component, structure from the Product or any part thereof.

经销商不得通过逆向组合、反汇编、逆向工程、分析或其他方式导出或衍生CASI知识产权、专有技术、CASI技术和其他与产品或产品的一部分相关的配方、剂型、成分和产品构造。

12.	Reporting

报告义务

12.1 The Distributor shall provide sales report of the Product on a regular basis for CASI within [***] working days after the end of each financial year. The report shall be furnished in the format defined by CASI and its content shall meet the specific requirements hereunder.

经销商将在每个财年结束后 [***] 个工作日内，向CASI提供与产品有关的销售定期报告。报告应采用CASI提供的格式，内容符合本协议的具体要求。

12.2 The Distributor and CASI shall organize an operation meeting not less than once every [***] weeks and organize the management meeting not less than twice every year to summarize and assess its performance. The agenda shall be delivered to both Parties after mutual confirmation at least [***] working days prior to the meeting to be held.

经销商与CASI应至少每 [***] 周召开一次运营会议，并每年至少召开两次管理会议，对业务进行管理和总结。会议日程应于会议召开前 [***] 个工作日发出并经协议各方确认。

12.3 The Distributor agrees to provide CASI a written report on or before the [***] working day of each calendar month which shall contain:

⚫	The Distributor’s and its sub-distributors’ inventory statistics, sales breakdown, documents evidencing the actual inventory of the sub-distributors;
⚫	The sales breakdown and inventory of the Product collected by the Distributor at hospitals or pharmacies sold by their sub-distributors.

经销商承诺在每个月的第 [***]个工作日，向CASI提供以下书面报告：

⚫	经销商及其分销商的产品库存数量、销售明细，以及下级分销商的库存数量证明；
⚫	经销商收集的其分销商销往的医院或药店的产品销售明细与库存证明。

12.4 The Distributor agrees at the same time to provide CASI the following information from time to time in a prompt manner:

⚫	All applicable laws, regulations, ordinances and administrative mandates whether initially promulgated or recently amended concerning the registration, import, sale and distribution of the Product within the Territory;
⚫	A report on overall market conditions concerning the Product;
⚫	Record documents of complaints from Customers;
⚫	Other relevant information which CASI requests for.

经销商同时承诺不时向CASI提供以下信息：

⚫	适用于经销区域内的产品注册、进口、销售和经销的新颁布实施或者新修订的法律、法规、规章制度及行政要求；
⚫	与产品有关的总体市场状况报告；
⚫	客户提出的产品投诉记录；
⚫	CASI要求经销商提供的所有其他相关信息。

13.	Inventory

存货

13.1 Inventory Level. The Distributor shall maintain its inventory level in its own warehouse which can secure the supply of the Product for not less than [***] months, excluding the inventory in its sales channel. The inventory level shall be determined based on the actual supply of the Product to the sub-distributors and customers over the previous [***] months by average.

库存水平。经销商应确保其自有仓库中产品库存水平不少于足够 [***] 个月的供货量，不包括经销商销售渠道中的库存。库存水平根据之前 [***] 个月向分销商和客户实际供货量的平均值决定。

13.2 Selling-Off of Inventory. The Distributor shall have the right to sell off its remaining inventory of the Product after termination or expiration of this Agreement, provided however, that the Distributor shall comply with all terms and conditions of this Agreement restricting such reselling activities in effect immediately prior to such termination or expiration.

清仓销售。经销商有权在本协议到期或终止后，对于库存在留存的产品库存进行清仓销售，但清仓销售应仍然遵守本协议中对于协议终止或到期前已立即生效的对转售行为的限制规定。

14.	Publicity

宣传

14.1 The Distributor agrees that any publicity or advertising which shall be released by it in which CASI is identified in connection with the Product shall be in accordance with the terms of this Agreement and with any information or data which CASI has furnished in connection with this Agreement.

经销商同意，其发布的任何与本产品相关的宣传或广告均应符合本协议条款的约定以及CASI提供的与本协议相关的任何信息或数据。

14.2 The Distributor is obliged to forward copies of any publicity and advertising to CASI for prior written approval before any information is publicized. The Distributor is obliged to ensure the compliance of Anti-Unfair Competition Law, Laws on the Advertising and Marketing of Pharmaceutical Drug Products, the Securities Act of the United States and any other applicable laws and regulations for all and any of its publicity and advertising activities.

经销商应在任何广告宣传内容发布前，将宣传广告内容副本在发布前及时提交，供CASI进行书面批准。经销商有义务确保其所有广告及宣传活动严格遵守《反不正当竞争法》、药品制剂广告宣传营销相关法规，《美国证券法案》及其他适用的法律法规。

15.	Product Packaging and Labelling

产品包装及标签

15.1 The Distributor shall assist CASI in complying with the packaging and labelling requirements by applicable laws and regulations for the Product within the Territory and shall inform CASI timely in writing of any (or potential) non-conformity or required changes of Product packaging and labelling as required by relevant government authority within the Territory.

经销商应协助CASI遵守产品的包装及标签符合经销区域内适用法律法规的要求，并应及时书面通知CASI任何（或潜在的）的产品不合格或应经销区域内政府部门的要求需要对产品包装和标签进行更改的情形。

16.	No Assignment

不得转让

16.1 This Agreement and the rights and obligations hereunder may not be assigned, delegated or transferred by either party without the prior written consent of the other party; provided, however, that the Distributor’s consent shall not be required with respect to any assignment, delegation or transfer by CASI to another division of CASI or to any affiliate of CASI or any division of such affiliate. This Agreement shall inure to the benefits of the permitted successors and assignees of CASI.

本协议任何一方，未经其他方事先书面同意，不得将本协议项下权利义务转让，委派或出让，但是 CASI将本协议项下权利义务转让、委派或出让给CASI下属部门、关联方或关联方的下属部门或CASI指定得第三方，不需要经销商同意。CASI许可的继任人和受让人可享有本协议项下权益。

17.	Conflict of Interest

利益冲突

17.1 During the term of this Agreement, and for [***] months thereafter, the Distributor shall not market directly or indirectly in the Territory products (Generic drugs of Pretatrexate include, but are not limited to, Chidamide, Brentuximab Vedotin, and Linperlisib.) which are competitive with the Product of CASI, unless CASI gives prior consent in writing otherwise.

在本协议有效期内，以及协议终止后的 [***] 个月内，经销商不得在经销区域内，直接或间接的营销与CASI产品存在竞争关系的产品（普拉曲沙的仿制药包括但不限于西

达本胺，维布妥昔单抗，林普利塞）,CASI提前书面同意的情形除外。

18.	Limited Warranty

有限保证

18.1 CASI solely warrants that on the date of delivery, the Product shall conform to the Specifications agreed by both Parties. All other warranties, representations, undertaking, conditions or other terms, express or implied, statutory, contractual or otherwise, including without limitation, any warranty in relation to merchantability, suitability or fitness for any purpose are hereby excluded. The provisions of the foregoing warranties are in lieu of any other warranty, whether expressed or implied, written or oral.

CASI独立保证产品在送达之日，均符合协议各方同意的规格要求。所有其他保证、陈述、承诺、条件或其他条款，不论明示或暗示、法定、约定或其他，包括但不限于适销性、适用性及适应性，均不在CASI单方保证范围内。本保证条款替代之前作出的所有保证，不论其是明示或暗示、书面或口头。

18.2 CASI will only be liable for any damages caused or incurred by the Distributor if and to the extent that such damage is directly or solely caused by the breach of the express warranty set forth herein.

CASI对经销商发生或造成的损害赔偿，仅适用于因CASI违反本条款保证规定单方直接造成的损害。

18.3 Modification of the Product. The Distributor may not customize, modify or have customized or modified any Product unless it obtains the prior written consent of CASI, the consent of such may be withheld in the sole discretion of CASI.

产品更改。经销商未经CASI事先书面同意，不得对产品进行任何定制或更改或持有已定制或更改的产品，CASI保留其是否书面同意的自由裁量权。

19.	Limitations of Liability

有限责任

19.1 Limitations of Liability. CASI’s liability arising out of the manufacture, sale or supplying of the Product or their use or disposition, whether based upon warranty, contract, tort or otherwise, shall not exceed the actual purchase price paid by the Distributor for the Product.

有限责任。CASI因产品的生产、销售、供货、使用或处置而产生的责任，不论是否基于保证、合同、侵权或其他原因，其所承担的责任均不应超出经销商实际支付的产品货款。

19.2 No Consequential Damages. In no event shall CASI be liable to the Distributor or any other person or entity for special, incidental or consequential damages (including, but not limited to, loss of profits, loss of data or loss of use damages) arising out of the manufacture, sale or supplying of the Product, even if CASI has been advised of the possibility of such damages or losses.

无因果关系的损害。CASI在任何情况下，即使是在知悉存在损失或损害可能的情况下，

均不应向经销商或任何人或主体，承担与产品生产、销售和供应相关的间接的、或有因果关系的损害（包括但不限于利润损失、数据丢失或使用损耗）。

20.	Indemnification

责任保障

20.1 Both Parties agree to defend, indemnify and hold harmless the Indemnified Parties from and against any and all Claims arising out of or in connection with the use, sale and distribution of the Product.

双方同意针对因产品的使用、销售和分销而引起或与之相关的任何及所有索赔，为受赔偿方进行辩护、赔偿并使其免受损害。

21.	Compensation for Contractual Breach and Liquidated Damage

违约责任和损害赔偿

21.1 Upon the occurrence of a material breach or default as to any obligations hereunder by either Party and the failure of the breaching party to promptly pursue (within [***] days after receiving written notice thereof from the aggrieved party) a reasonable remedy designed to cure (in the reasonable judgment of the aggrieved party) such material breach or default, the breaching party shall compensate the aggrieved party of [***] RMB exactly in total as the compensation for contractual breach.

当协议一方违反本协议约定义务，出现严重违约或付款延迟情形，且违约方未能及时就重大违约或付款延迟寻求（在收到受害方书面通知后的 [***] 日内）合理的补救措施（根据受害方的理智判断），违约方应赔偿受害方总计金额二十万人民币的违约金。

21.2 In the event that the damage or loss caused by the material breach is evidently more or less than the amount of compensation in total, the breaching party shall compensate such actual liquidated damages.

当重大违约行为导致的损害和损失有证据证明超过或小于违约金总额的，违约方应根据实际损害和损失进行赔偿。

21.3 This Agreement may be terminated by the aggrieved party by giving a written notice of termination to the breaching party, such termination being immediately effective upon the giving of such notice of termination.

受害方可书面通知违约方终止本协议，协议的终止在此通知发出后立即生效。

21.4 For further clarity, any breach of Clause 6.3 and 6.4 under this Agreement by the Distributor, once occurs, will result in the immediate termination of this Agreement. The Distributor is liable for the compensation of contractual breach provided in Clause 21.1 as well as compensate of all direct and/or indirect, collateral and/or consequential damages and losses of CASI /and or CASI China.

进一步明确，经销商违反本协议第6.3条和6.4条义务的违约情形，一旦发生，将导致本协议的立即终止。经销商应就因此给CASI和/或CASI China造成的所有直接和（或）间接损失及损害，所有附带或具有因果关系的损失承担赔偿责任。

22.	Bankruptcy

破产

22.1 Upon the filing of a petition in bankruptcy, insolvency or reorganization against or by either party, or either party becoming subject to a composition for creditors, whether by law or agreement, or either party going into receivership or otherwise becoming insolvent (such party hereinafter referred to as the “insolvent party”), this Agreement may be terminated by the other party by giving a written notice of termination to the insolvent party, such termination being immediately effective upon the delivery of such notice of termination.

协议任何一方被申请或主动申请宣告破产的，或任何一方不论是因法律规定还是协议约定，被债权人联合求偿，或任何一方已进入清算或破产还债的（以下文中简称为“破产还债方”），本协议可由协议相对一方通过书面通知破产还债方的形式终止，该终止在解约通知送达起立即生效。

23.	Change in Control

控制权变更

23.1 Upon the occurrence of a change in control or management or operating personnel of either party (“the changed party”), which has, or in the reasonable opinion of the other party could have, a material adverse effect on the business, prospects or operations of such changed party and the failure of such changed party to promptly pursue (within [***] days after receiving written notice thereof from the other party) a remedy designed to cure (in the sole judgment of the other party) the other party’s objections to such change, this Agreement may be terminated by the other party by giving a written notice of termination to the changed party, such termination being immediately effective upon the delivery of such notice of termination.

协议任何一方发生控制权变更、运营或管理人员变更（“变更方”），根据协议另一方合理判断，可能会或已经产生对变更方业务、前景或运营产生不利影响，而变更方未能及时采取补救措施(在收到另一方书面通知后的 [***] 日内)，足以让协议相对一方对此类变更不持反对的，协议相对一方有权通过书面通知变更方的形式终止本协议，该终止在解约通知送达起立即生效。

24.	Term and Termination of the Agreement

协议期限及协议终止

24.1 The term of this Agreement is  [***] year. This Agreement shall automatically terminate at that time, renewable through mutual written consent by all Parties.

本协议期限为 [***] 年，在协议到期日自动终止，经各方书面同意可延展。

24.2 Each Party to this Agreement may terminate the Agreement with a written notice of termination [***]  months in advance prior to the expiration date. Neither Party shall be required to make any payment for compensation of any kind to the other Party on account of the termination, dissolution or expiration of this Agreement, except as may be determined in the event that this Agreement is terminated as a consequence of contractual breach.

本协议任何一方均可通过提前 [***] 个月书面通知的形式，在本协议到期日前，终止本协议。协议任何一方均不应就此类协议终止、解除或到期向另一方索取任何形式的赔偿，因一方违约而导致的协议终止除外。

Upon termination of this Agreement, consequentially:

本协议终止后果：

24.3 The Distributor shall cease to act in all respects as CASI’s Distributor of the Product.

经销商应停止以CASI产品经销商的名义从事任何活动。

24.4 All purchase orders placed by the Distributor and accepted by CASI prior to the termination date shall be performed in accordance with the terms of this Agreement.

在本协议终止前，经销商已经订购并且CASI已经接受的所有采购订单，仍根据本协议条款履行。

24.5 The Distributor shall immediately return to CASI all promotion materials, samples and other documents which have been supplied to the Distributor by CASI.

经销商应立即将所有产品推广资料、样品和其他CASI提供给经销商的文件归还给CASI。

24.6 The Distributor shall dispose of its remaining inventory of the Product, provided, however, that CASI shall be entitled, but not obliged to, repurchase all or a part of the Distributor’s inventory of the Product at the price equal to the price formerly paid by the Distributor to purchase the Product from CASI.

经销商应自行处理剩余产品库存，但是，CASI可以，但非必须，将经销商部分或全部剩余产品库存，按照当时经销商采购时实际支付的金额进行回购。

24.7 The Distributor shall cooperate to deregister any ancillary registration and authorization in its name or to transfer any such registration to CASI or a third party designated by CASI. If applicable or at CASI’s request, the Distributor shall ensure such registrations and authorizations are maintained throughout the term of this Agreement and thereafter until the aforesaid transfer has been taken into effect.

本协议终止后，经销商应配合CASI对以经销商名义办理的从属登记或授权注销或者将此类从属登记和授权转让给CASI或CASI指定的第三方。如适用或应CASI要求，经销商应当确保此类登记和授权在本协议有效期内被维护，直到协议终止后，转让给CASI或其指定第三方的从属登记和授权已生效。

25.	Amendment and Modification of the Agreement

协议的修改和修订

25.1 No amendment and modification shall be made except by a written supplementary agreement after consultation and confirmation of all Parties. Should there be any discrepancy between this Agreement and the supplementary agreement, the supplementary agreement shall supersede.

除非经协议各方通过协商，并通过书面补充协议形式确认，本协议不得修订或修改。

如本协议与补充协议存在差异的，以补充协议为准。

26.	Communication and Notice

通知通信

26.1 Any communication which is required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally with receipt acknowledged, faxes with transmission confirmed, or delivered by commercial courier service with receipt acknowledged, to the recipients at the address and contact details notified below, or any other recipients and/or addresses as may be notified to the Party sending the notice.

所有应当或许可通过书面形式进行的通信，向以下列出的收件人地址和联系方式，或经协议一方书面通知的收件人或/和地址发出，收件人签收并提供收据，传真确认发出或经商业快递服务签收并提供收据，均应视为送达。

To CASI 至CASI Name 姓名: [***] Title 职务: [***] Phone 电话: [***] Email 电子邮箱: [***]	To the Distributor 至经销商 Name 姓名[***] Title 职务: [***] Phone 电话: [***] Email 电子邮箱: [***] Postal Address 邮政地址: [***]

To CASI China

至CASI China

Name姓名: [***]

Title职务: [***]

Phone电话: [***]

Email电子邮箱: [***]

Postal Address: [***]

Postcode: [***]

邮政地址：[***]

邮政编码：[***]

27.	No Waiver

无弃权

27.1 Failure by CASI to enforce any provision of the Agreement shall not be construed as a waiver of CASI’s right to act or to enforce such terms or conditions and CASI’s rights shall not be affected by any delay, failure or omission to enforce any such provision. No waiver by CASI of any breach of the Distributor’s obligations shall constitute a waiver of any other rights prior to subsequent breach.

CASI未能根据本协议规定行使任何权利的，不应被解释为CASI放弃了此类权利。CASI的合同权利也不因权利延迟行使、无法行使或疏漏而受到影响。CASI未追究经销商违约责任的，不应被视为CASI对经销商今后违约行为不予追究。

28.	Entire Agreement

完整协议

28.1 This Agreement supersedes and prevails any previous agreements or understandings, whether oral, written, express or implied, heretofore in effect and sets forth the entire agreement between CASI and the Distributor with respect to the subject matter hereof.

本协议取代并优先于所有CASI与经销商之间就本协议事项达成的之前所有谅解及合意，不论其是口头、书面、暗示或明示，不论其在本协议设立前是否已生效。

29.	Confidentiality

保密

29.1 Nondisclosure. The Distributor agrees that CASI has a proprietary interest in any information provided to the Distributor by CASI, whether in connection with this Agreement or otherwise, whether in writing or oral form, which is: (i) a trade secret, confidential or proprietary information; (ii) not publicly known; and (iii) annotated by a legend, stamp or other written identification as confidential or proprietary information (hereinafter referred to as “Proprietary Information”). The Distributor shall disclose the Proprietary Information only to those of its agents and employees to whom it is necessary in order to carry out their duties as limited by the terms and conditions hereof. Both during and after the term of this Agreement, all disclosures by the Distributor to its agents and employees shall be held in strict confidence by such agents and employees. During and after the term of this Agreement, the Distributor, its agents and employees shall not use the Proprietary Information for any purpose other than in pursuant to this Agreement. This clause shall also apply to any consultants or subcontractors that the Distributor may engage in connection with this obligation under this Agreement.

不披露。经销商认可CASI对于其提供的所有信息享有所有权利益，不论此类信息是否于协议履行相关，不论其是以书面还是口头行使提供，包括:（i） 商业秘密、保密信息或专有信息；（ii） 不为公众所知悉的信息；（iii）印有保密标志、盖有保密印章或其他书面明确未保密或专有的信息（以下简称为“专有信息”）。经销商应仅向其代理人或雇员披露其为履行本协议条款所必需的专有信息。在本协议有效期内及本协议终止后，经销商对于披露给其代理人或雇员专有信息应有代理人或雇员严格保密。在本协议有效期内及本协议终止后，经销商、其代理人或雇员除履行本协议约定外，不得将专有信息以其他目的使用。本条款也适用于经销商未来履行本协议有关义务时可能雇佣的顾问及分包商。

29.2 Exclusions. Notwithstanding anything contained in this Agreement to the contrary, the Distributor shall not be liable for a disclosure of the Proprietary Information of CASI, if the information so disclosed: (i) was in the public domain at the time of disclosure without breach of this Agreement; or (ii) was known to or contained in the records of the Distributor from a source other than CASI at the time of disclosure by CASI to the Distributor and can be so demonstrated; or (iii) was independently developed and is so demonstrated promptly upon receipt of the documentations and technology by the Distributor.

例外情形。在与本协议条款不存在矛盾的情形下，经销商披露CASI提供的以下专有信

息不应被追究保密责任：（i） 在信息被披露且无违约情况下此类信息已在公共领域公开；（ii）在CASI披露该信息时，经销商能够证明在信息披露前，已经通过CASI以外的途径知悉或记录了此类信息；（iii）经销商可证实的在文件和技术被接收时，已由经销商独立开发的。

30.	Force Majeure

不可抗力

30.1 Neither Party shall be liable for any damage, loss, cost or expense arising out of or in connection with any non-fulfillment of this Agreement to the extent such non-fulfillment is due to Force Majeure, provided that the affected Party shall use its reasonable efforts to avoid or remove such causes of non-performance and shall continue the performance with utmost  dispatch whenever such causes are removed.

因不可抗力导致的协议无法履行的，协议任何一方均不应承担由此造成的损害、损失、开销和费用，但受不可抗力影响的一方应采取合理措施避免或消除导致协议无法履行的不可抗力情形，且一旦不可抗力情形被消除，受其影响的一方应并尽最大努力继续履行协议。

The Party invoking Force Majeure shall inform the other Party thereof as soon as possible by giving written notice. The Parties shall consult with each other in order to minimize the other Party’s possible damage and/or costs.

一旦发生不可抗力情形，受影响的一方应尽快书面通知协议其他方。协议各方应通过协商尽最大可能减少因不可抗力可能产生的损失和/或费用。

31.	Authorization

授权

31.1 All Parties to this Agreement confirm that all signatories to this Agreement have taken and completed all internal and external actions, procedures and formalities required by laws and/or corporate governance and have been fully authorized to enter into this Agreement legitimately.

协议各方均确认，本协议的签署已经履行并完成签订本协议所需的所有法律和/或公司治理要求的内部和外部行动、程序和手续，各方签署人均已被完全授权合法签订本协议。

32.	Compliance

合规

32.1 The Distributor is obliged to abide by “Code of Conduct and Ethical Standards on Anti-bribery and Anti-foreign Corrupt Practices Act (“FCPA”) of the United States (referred to Annex VI) during all of its activities concerning the performance of this Agreement and the Product.

经销商有义务在其所有与产品及履行本协议的所有活动过程中严格遵守《反贿赂及美国反海外腐败法之行为准则与道德规范》（见附件六）。

32.2 The Distributor is obliged to conduct due diligence on all of its sub-distributors to ensure their compliance with all applicable laws and regulations during their sales and marketing activities of the Product, including without limitations, the compliance with Anti-Unfair Competition, Anti-Monopoly, Pharmaceuticals Product Advertising and Marketing,

经销商有义务对其所有分销商进行尽职调查以确保分销商开展的所有产品销售及营销活动均符合所有适用法律及法规的规定，包括但不限于反不正当竞争、反垄断、制药产品广告及营销。

32.3 As required by CASI, the Distributor and its sub-distributors shall attend compliance and legal training provided and scheduled by CASI.

应CASI要求，经销商及其分销商应参加由CASI提供和定期安排的合规法律培训。

32.4 Clause 13.1, Clause 16 and 17, Clause 30 and 33 and Appendix VI “Code of Conduct and Ethical Standards on Anti-Bribery and Anti-Foreign Corrupt Practices Act（“FCPA”）of the United States ” of this Agreement are equally effective and legally binding to sub-distributors as to the Distributor.

本协议第13.1款，第16和17款，第30和33款以及附件六《反贿赂及美国反海外腐败法之行为准则与道德规范》对于分销商具有和经销商同等有效的法律约束力。

33.	Survival of Rights

权利的存续

33.1 The Parties’ rights and obligations shall be binding upon and inure to the benefit of the Parties and their respective successors, permitted assigns, directors, officers, employees, agents and legal representatives. Termination of one or more of the rights and obligations of the Parties, for whatsoever reason, shall not affect the provisions of this Agreement which are intended to continue to have effective after such termination.

协议各方权利义务对于其各自的承继人、被认可的受让人、董事、管理人员、雇员、代理人及法定代表人均具有法律约束力且均可受益。协议各方任何一项或多项权利义务的终止，不论出于何种原因，均不应影响本协议规定的其他条款在合同终止后仍然具有法律效力。

34.	Severability

效力瑕疵条款

In the event that any provision of this Agreement shall be held to be invalid or unenforceable, the same shall not affect in any respect whatsoever, the validity or enforceability of the remaining provisions between CASI and the Distributor and shall severed therefrom. The pertaining provisions held to be invalid or unenforceable shall be reformed to provisions satisfying the legal and economic intent of the original provisions to the maximum extent permitted by law.

如本协议任何规定被认定为无效或无法律强制力，不影响CASI与经销商在本协议中达成的其他条款的有效性和法律强制力。在法律准许范围内，针对此类条款的修正应最大程度尊重并体现原本条款在法律和经济上的实际意图。

35.	Dispute Resolution

争议解决

35.1 Governing Law. The Parties’ rights and obligations arising out of or in connection with this Agreement shall be governed, construed, interpreted and enforced in accordance with the laws of the People’s Republic of China, excluding principles of conflicts of laws and contra proferentem. The applicability of the United Nations Convention on Contracts for the International Sale of Goods (“CISG”) is excluded.

适用法律。与本协议相关或由本协议导致的任何协议各方权利义务，均应适用中华人民共和国法律并以该法律进行解读、解释及执行，但冲突法规则和逆合同草拟人利益解释规则除外。本协议不适用《联合国国际货物买卖合同公约》。

35.2 Jurisdiction. The Parties agree that any dispute, controversy or claim arising out of or relating to this Agreement or to a breach hereof, including its interpretation, performance, termination, shall be resolved through friendly consultation. Shall the dispute, controversy or claim fail to be resolved after [***] days of consultation, each Party may file an arbitration to China International Economic and Trade Arbitration Commission (“CIETAC”) in accordance with its Arbitration Rules. The seat of arbitration is Beijing, the People’s Republic of China and the language of arbitration is Chinese. The award or ruling of arbitration is final and legally binding for all.

管辖权。协议各方同意所有由本协议产生或与本协议相关的纠纷、争议或索赔以及违约，包括协议解释、履约和终止均应通过友好协商解决。如纠纷、争议或索赔友好协商在[***]日后仍无法解决的，任何一方均可向中国国际经济贸易仲裁委员会（“贸仲会”）依照其仲裁规则提起仲裁。仲裁地为中华人民共和国北京，仲裁语言为中文。仲裁裁决为终局对协议各方均有法律约束力。

36.	Headings and Appendixes

标题及附件

36.1 The headings contained in this Agreement are included for mere convenience of reference and shall not affect their construction or interpretation.

本协议包括的标题尽供参考便利，不应影响协议解读或解释。

36.2 All Appendixes attached hereinafter are an integral part of the Agreement, equally effective and legally binding with all terms and conditions set forth herein.

本协议下述《附件清单》中列明所有附件是本协议完整、不可分割的一部分，与本协议所有条款同等有效且具有法律约束力。

37.	Languages and Counterparts

语言及副本

37.1 This Agreement is furnished in both Chinese and English, shall there be any discrepancy between the two versions, the English version shall prevail.

本协议由中文及英文书就，如两版本之间存在差异，以英文版本为准。

37.2 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, equally effective and legally binding for all Parties.

本协议可由一份或多份副本签署执行，每份副本均应被视为原件，具有同等效力且对于协议各方均具有约束力。

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above set forth.

兹证明，协议各方已于本协议首页所载日期签署本协议。

---------------- 【SIGNATURE PAGE FOLLOWS】 ----------------

以下为签字页

【SIGNATURE PAGE】

签字页

CASI Pharmaceuticals, Inc. By: [***]__________________________ Printed Name: [***] 印刷版姓名：[***] Title: [***] 职务：总裁	CHINA NATIONAL MEDICINES CORPORATION LTD. 国药集团药业股份有限公司 By: [***] _______________________________ Printed Name: [***] 印刷版姓名: [***] Title: [***] 职务：总经理
CASI PHARMACEUTICALS (CHINA) CO., LTD 凯信远达医药（中国）有限公司 By: [***] _______________________________ Printed Name: [***] 印刷版姓名: [***] Title: [***] 职务：总裁

LIST OF APPENDIXES

《附件清单》

Appendix I “Import Agreement”

附件一 《进口协议》

Appendix II “Product List”

附件二《产品清单》

Appendix III “Purchase Order”

附件三《采购订单》

Appendix IV “Quality Agreement”

附件四 《质量协议》

Appendix V “Pharmacovigilance Agreement”

附件五《药物警戒协议》

Appendix VI“Code of Conduct and Ethical Standards on Anti-Bribery and Anti-Foreign Corrupt Practices Act（“FCPA”）of the United States”

附件六《反贿赂及美国反海外腐败法之行为准则与道德规范》

APPENDIX I

附件一

IMPORT AGREEMENT

《进口协议》

进口方 Importer：

China National Medicines Corporation Ltd. (“CNMC” or “the Distributor”), a company incorpoated and existing under the laws of the People’s Republic of China, with its registered domicile at Floor 6-9, West Tower of China Overseas Property Plaza, Building 7, Yard 8 Xibinhe Road. Yongdingmen, Dongcheng District,100077 Beijing.

国药集团药业股份有限公司（以下简称“CNMC”或“经销商”），一家依据中华人民共和国法律设立并存续的公司，注册地址为北京市东城区永定门西滨河路8号院7楼西塔6-9层。

Primary Contact for Import [***]

Name [***]

Phone电话: [***]

Email [***]

卖方Seller：

CASI Pharmaceuticals Inc., (“CASI”), a Nasdaq listed company incorporated and existing under the laws of Cayman Islands with its office at 9620 Medical Center Drive, Rockville, Maryland 20850, USA.

CASI Pharmaceuticals Inc., (“CASI”)，一家依据开曼法律设立并存续的纳斯达克上市公司，办公地址为9620 Medical Center Drive, Rockville, Maryland 20850, USA.

Primary Contact for Import and Sale [***]

Name [***]

Phone [***]

Email [***]

1.	This Agreement is furnished in accordance with and as Appendix I to the Exclusive Distribution Agreement executed by CASI, CASI China and CNMC on December 6, 2023, effective on the same date. Shall there be any discrepancy between this Agreement and the Exclusive Distribution Agreement, the Exclusive Distribution Agreement supersedes.

本协议作为CASI, CASI China与CNMC于2023年12月6日签署的《独家经销协议》的附件一，根据该《独家经销协议》书就并与其同时生效。如本协议与《独家经销协议》条款存在差异，以《独家经销协议》为准。

2.	This Agreement applies CIP (“Carriage and Insurance Paid”) of Incoterms 2010 issued by the International Chamber of Commerce.

本协议适用国际商会颁布的《国际贸易术语2010版》中术语“CIP”。

3.	Named Place of Delivery 指定送达地点: Beijing Capital International Airport，北京首

都国际机场。

4.	Named Place of Destination 指定目的地: [***]

5.	Bonded Warehouse 海关保税仓库： [***]

6.	Passing of Risk风险转移: the risk passes from the seller to the buyer when the Product is delivered by the seller to the first carrier, on condition that insurance is prepaid by the seller. 产品由卖方交付给第一承运人时风险从卖方转移至买方，保险费应由卖方支付。

7.	Transfer of Title 所有权转移: Title of the Product shall belong to the seller when it arrives at the named place of destination. Title of the product shall be transferred from the seller to the buyer when it is delivered to the buyer at the named place of destination. 产品到达指定目的地时其所有权为卖方所有；产品从指定目的地交付后，其所有权由卖方转移至买方。

8.	The seller shall provide the following documents to the buyer once the Product arrives at the named place of delivery:

卖方应在产品送达至指定送达地点后，提供给买方以下单据：

a.	一份航空运单的原件

One original Airway Bill

b.	两份发票 .

Invoices, original in duplicates

c.	两份装箱单

Packing Lists in duplicates.

d.	由国际商会出具的原产地证明原件

Original Certificate of Origin issued by the International Chamber of Commerce;

e.	两份分析证明书

Certificate of Analysis in duplicates.

f.	一份保险单原件

Certificate of Insurance with minimum cover.

9.	Date of Shipment on or before _________________, freight prepaid.

发货日期不晚于_______________，运费已预付。

10.	Quotation 报价:

COMMODITY & OTHER SPECIFICATIONS 产品及规格	QUANTITY 数量	UNIT PRICE 单价	AMOUNT 金额

TOTAL总价:

11.发货通知：每次发货后，卖方应根据本协议上方所列联系方式通知进口方，通知应至少包括以下内容：（a）产品名称（b）数量（c）净重（d）产品总量（e）货机起飞日（f）指定送达地点。

Shipping Advice: After each shipment of the Product, the seller shall notify the Importer by the contact details listed above, including the information of at least: (a) name of the Product; (b) quantity, (c) net weight, (d) quantity in total, (e) flight departure date, (f) named place of delivery.

12.质量：协议各方一致同意《独家经销协议》附件二《产品清单》中明列产品的质量应当符合所有在经销区域内可适用法律法规的要求，相关国家标准或行业推荐标准。详见《独家经销协议》附件四《质量协议》之约定。

Quality: It is agreed by the Parties that quality of the Product as listed in Appendix II shall meet with the requirements of all applicable laws and regulations, industrial standards within the Territory, details specified in Appendix IV “Quality Agreement” complementary to the Exclusive Distribution Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on December 6, 2023.

鉴于此，本协议由各方于2023年12月6日共同签署。

---------------- 【SIGNATURE PAGE FOLLOWS】 ----------------

以下为签字页

【Signature Page】

【签字页】

CASI Pharmaceuticals, Inc. By: [***] _______________________________ Printed Name: [***] 印刷版姓名：[***] Title: [***] 职务[***]	CHINA NATIONAL MEDICINES CORPORATION LTD. 国药集团药业股份有限公司 By: [***] _______________________________ Printed Name: [***] 印刷版姓名: [***] Title: [***] 职务：[***]
CASI PHARMACEUTICALS (CHINA) CO., LTD 凯信远达医药（中国）有限公司 By: _ [***]_____________________________ Printed Name: [***] 印刷版姓名: [***] Title: [***] 职务: [***]

APPENDIX II

附件二

Product List

《产品列表》

产品名称：普拉曲沙注射液

Product name: Pralatrexate Injection

商标名称：富洛特®

Brand Name: Folotyn®

规格：1ml:20mg

Strengths: 1ml:20mg

包装：20mg/支

Package: 20mg/box

APPENDIX III

附件三

PURCHASE ORDER

《采购订单》

PO No（订单号）: 2023CNMC-0**BJ

Date（日期）:******

To:　(Seller卖方)

TO: CASI PHARMACEUTICALS INC.

Add: 9620 Medical Center Drive, #300, Rockville,

Maryland 20850, the United States (“CASI”).

Tel:

Email:

From: China National Medicines Corporation Ltd.

国药集团药业股份有限公司

Floor 6-9, West Tower of China Overseas Property Plaza, Building 7, Yard 8 Xibinhe Road. Yongdingmen, Dongcheng District,100077 Beijing

北京市东城区永定门西滨河路8号院7楼西塔6-9层

Tel: [***]

Fax: [***]

－ NOTES 注释 －

In accordance with the provisions of “Exclusive Distribution Agreement” dated December 6, 2023 between both parties hereto, China National Medicines Corporation Ltd. issues this Purchase Order as follows;

根据双方2023年12月6日签订的《独家经销协议》规定，国药集团药业股份有限公司发布采购订单如下：

Commodity 商品名称	Quantity 数量	Unit price /Package (in RMB) 单价/包装（人民币元计）	Amount (in RMB) 总计（人民币元计）
Pretatrexate Injection 普拉曲沙注射液	[***] Boxes（盒）	RMB [***] 元	RMB [***] 元
Total: 总计：	[***] Boxes（盒）	CIP BEIJING BY AIR	RMB [***]
Shipping date装运日期	On or Before [***]
Terms of payment付款条件	By wire transfer (T/T) made by China National Medicines Corporation Ltd. within [***] days after issuance date of the invoice designated by CASI. 经销商在发票出具日后 [***] 天内通过银行电汇至CASI指定账户。

Details of Designated Account 指定账户信息	开户行帐号等（请自行填写）
Transportation运输方式	Air transportation航空运输 INCOTERM CIP
Port of Shipment装运港	[***], USA
Named Place of Destination 目的港	Beijing Airport （请写明机场全称）Please specify the full name of destination
Basis of price价格	Before or After Tax (Please specify) and marked in US dollars.
Other term and condition(s) 其他条款和条件	Shipping advice should be sent by e-mail via freight forwarder to： ［俞霁桐，罗平，齐纳斯］ (email address:［***］) in advance with details. 发货通知应通过货运代理商（明列名称）用电子邮件提前发送给［俞霁桐，罗平，齐纳斯］(邮箱地址：［***])并详细说明。

以下签署方接受并同意：

CASI Pharmaceuticals, Inc. By: [***] _______________________________ Printed Name: [***] 印刷版姓名：[***] Title: [***] 职务[***]	CHINA NATIONAL MEDICINES CORPORATION LTD. 国药集团药业股份有限公司 By: [***] _______________________________ Printed Name: [***] 印刷版姓名: [***] Title: [***] 职务：[***]

CASI PHARMACEUTICALS (CHINA) CO., LTD 凯信远达医药（中国）有限公司 By: [***]_______________________________ Printed Name: [***] 印刷版姓名: [***] Title: [***] 职务：[***]

APPENDIX IV

附件四

QUALITY AGREEMENT

《质量协议》

This Quality Agreement defines the quality related activities for the Product manufactured by ［ Baxter Oncology GmbH］, licensed to CASI Pharmaceuticals Inc., and registered by ［ CASI Pharmaceuticals (China) Co., Ltd. ］in the Territory, delivered from ［        ］to China National Medicines Corporation Ltd (hereinafter referred to as “the Distributor”) for distribution within the Territory pursuant to the provisions set forth in the Exclusive Distribution Agreement entered into effect on China National Medicines Corporation Ltd, December 6, 2023.

本《质量协议》依据2023年12月6日签订的《独家经销协议》之约定共同签署生效。本协议约定了由［ Baxter Oncology GmbH］生产，授权许可CASI Pharmaceuticals Inc.,在经销区域内销售，并已由［凯信远达医药（中国）有限公司］在中国办理进口注册的，从 ［        ］ 交付给国药集团药业股份有限公司(以下简称“经销商”)在授权经销区域内经销的产品相关质量条款。

Article 1：Parties and Manufacturing Site

第一条:  缔约方和产地

This Quality Agreement is made and entered into by and between CASI and the Distributor as listed below:

本质量协议由CASI和经销商共同订立并按下文所述履行：

Marketing Authorization Holder

Name：Mundipharma Medical Company

Address：Hamilton/Bermuda, Basel Branch, St. Alban-Rheinweg 74, 4052 Basel, Switzerland

上市许可持有人

名称：Mundipharma Medical Company

地址：Hamilton/Bermuda, Basel Branch, St. Alban-Rheinweg 74, 4052 Basel, Switzerland

Manufacturing site

Name：Baxter Oncology GmbH

Address：Kantstraβe 2, 33790 Halle/Westfalen, Germany

生产厂

名称：Baxter Oncology GmbH

地址：Kantstraβe 2, 33790 Halle/Westfalen, Germany

Distributor

Name：China National Medicines Corporation Ltd.

Address：Floor 6-9, West Tower of China Overseas Property Plaza, Building 7, Yard 8 Xibinhe Road. Yongdingmen, Dongcheng District,100077 Beijing

经销商

名称：国药集团药业股份有限公司

地址：北京市东城区永定门西滨河路8号院7楼西塔6-9层

Article 2:  Scope of the Quality Agreement

第二条:  协议适用范围

The Product referred to in this Agreement is listed in Appendix II “Product List” to the Exclusive Distribution Agreement.

适用本协议的产品在《独家经销协议》附件二中已列出。

Article 3:  Definitions

第三条:  定义

The terms used in this Quality Agreement shall have the following meanings:

本质量协议中所使用的术语含义如下：

1.	“Quality Information” used herein means any information provided by any distributor, any person who directly handles the Product at customs, pharmacies, hospitals and clinics, any patient, or any other user concerning quality defects of the Product, including concerns about quality defects, after the release of the Products to the market in the Territory by The Distributor.

“质量信息” 指在经销区域内，由任何在海关、药店、医院和诊所直接处理产品的个人、分销商、病人或任何其他关注产品质量问题的用户提供的信息，包括对经销商向市场投放产品的质量缺陷的关注。

2.	“Inferior Products” used herein means the Product, which failed to pass National Inspection by the Customs or other administrative authority of China and failed to pass the acceptance testing at the inspection conducted by the Distributor.

“伪劣产品” 指的是未能通过中国国家检查并未能通过经销商验收测试的药品。

3.	“Defective Products” used herein refers to the Product which has been detected or defected during storage or transportation, after it passed the acceptance testing at the inspection conducted by the Distributor.

“次品”指的是已经通过经销商验收测试，但在后来的储存或运输过程中发生缺损的产品。

4.“Faulty Products” used herein refers to the Product either of which, after the release to the market, Quality Information has been reported or of which quality abnormality has been found in the reserved samples at the Distributor, and it is proved that such quality issues were caused by the Product regardless of the possibility of recall.

“缺陷产品”指的是产品投放市场后，质量信息被上报或保留在经销商的样本发生质量异常，并且该质量问题被证明是由于忽略了产品召回的可能性所致。

5.	“Recall” means to retrieve the Product by CASI’s decision after their release to the market by the Distributor.

“召回” 指的是CASI决定对由经销商投放市场的产品进行回收的行为。

6.	All terms not defined in the preceding paragraph shall conform to applicable Pharmaceutical Affairs Laws, ministerial ordinances, notifications and other regulations of China and the United States.

以上段落未做出定义的其他术语，将遵从美国和中国的药事法规、部门规章、通知和其他规定。

7.	For any term of this Article of which the definition has conflict with the statutory definition provided by applicable laws and regulations, the statutory definition shall prevail.

本条款中术语解释与相关适用法律法规的法定术语解释存在矛盾或差异的，以法定术语解释为准。

Article 4:  Packaging, Labeling and Transportation

第四条:  包装、贴标和运输

Packaging form, labeling and transportation conditions are listed in Annex 2 to this Quality Agreement.

包装表，贴标和运输条件在附录2中列出。

Article 5:  Delivery of Products and Acceptance Testing

第五条:  货物交付和验收

1.	CASI will deliver the Product to The Distributor in accordance with Article 5.

CASI将按第五条规定向经销商交付产品。

2.	The Distributor will confirm the quantity, appearance and shipping documents as defined in Article 7 for the Products delivered to the Distributor’s warehouse or the bonded warehouse.

经销商将按第七条规定对交付经销商仓库的产品的数量、外观和运输文件进行确认。

3.	The Distributor will perform the testing of the Product delivered to The Distributor’s named warehouse, according to the acceptance criteria for visual inspection as defined in Appendix 6 and shall notify the result in writing to CASI within [***] working days after the delivery to the Distributor’s named warehouse.

经销商将按附件6所定义的视觉检测的验收标准，对交付到其指定仓库的药品进行测试，并在药品交付经销商仓库[***]个工作日天之内，以书面的形式将结果通知CASI。

Article 6:  Shipping documents

第六条:  货运单据

CASI will issue the Certificate of Analysis for each manufacturing lot as defined in Annex 3 and provide it to The Distributor.

CASI将按附录3所规定的对每个生产批次出具分析证明并将其提供给经销商。

Article 7:  Storage Condition and Shelf Life

第七条:  储存条件和保质期

The Distributor will control the Product in accordance with the storage condition, expiration date defined in Appendix and applicable laws of the People’s Republic of China.

经销商将《独家经销协议》及其附件约定的储存条件和保质期以及中华人民共和国的相关法律管理药品。

Article 8：Lot Numbering

第八条： 批号

The lot numbering system is described in Annex 3.

批号编码制度详见附录三

Article 9:  Handling of Inferior, Defective and Faulty Products

第九条:  低劣、残次和缺陷产品的处理

1.	The Distributor shall notify CASI and discuss appropriate measures with CASI when the Distributor as the actual knowledge of any information of Inferior Products or Defective Products.

当得知任何伪劣、次品或缺陷产品时，经销商应通知CASI并与其讨论合适的解决方法。

2.	Regarding Faulty Products, in accordance with the Quality Information handling procedure as defined in Article 11, CASI shall investigate the cause of Faulty Products to take countermeasures and notify the result to the Distributor.

对于缺陷产品，CASI将按第十一条所规定的质量信息处理程序对缺陷产品进行调查、采取相应补救措施并通知经销商。

3.	Returns or exchange of the Products from The Distributor to CASI shall be limited to the following items.

经销商向CASI退换货应限于以下条款。

(1)	Product liability due to Product quality attributed to CASI or production plant;

引起质量问题的产品责任归因于CASI或生产厂家的；

(2)Inferior Products;

伪劣产品；

(3)Defective Product;

残次产品；

(4)Faulty Product which were proved to be attributed to CASI.

证明归因于CASI的缺陷产品。

4．A list of responsible contact persons about Product quality is shown in Annex 8.

产品质量负责人名单详见附录八。

Article 10： Product Quality Liability and Indemnification

第十条： 产品质量责任及损害赔偿

Product quality liability and indemnification of the Distributor and/or the manufacturer shall be construed and interpreted specifically in conformance with (1) Chapter V of “the Tort Law of China” (President Decree No.21【2010】) ; (2) Chapter III and Chapter IV of “the Product Quality Law of China” (President Decree No. 71【1993】); (3) “Law on the Management of Medical Products of China” (Revised August 26, 2019) and; (4) “Regulations on the Quality Management of Medical Product Business Operations of China” (Revised June 30, 2016 ).

经销商与生产商之间与产品质量相关的责任及损害赔偿应根据以下适用法律法规的规定具体解读：（1）中国《侵权责任法》第五章（第21号主席令【2010】）;（2）中国《产品质量法》）第三章、第四章（第71号主席令【1993】）;（3）中国《药品管理法》（2019年8月26日修订）;及（4）《药品经营质量管理规范》（2016年6月30日修订）。

Article 11： Communication and Consultation 第十一条： 沟通及联络

1.	In the event that The Distributor obtains the following information，the Distributor shall notify it to CASI immediately:

以下情形中，经销商应将获取的信息立即通知CASI：

(1)The ministerial ordinances, notifications and other communication of the People’s Republic of China concerning the Product that are not written or defined in this Quality Agreement.

本协议中未书就或定义的与产品相关中国部级条例、通知和其他沟通往来。

(2)The measures taken to prevent the occurrence and spread of potential risks to public health due to any issue other than Quality Information, the Product recall and regulations defined in this Quality Agreement.

除本协议定义的质量信息、产品召回规定之外，如任何其他问题导致的影响公众健康的潜在风险传播及防止此类事件发生所采取的措施。

2.	Any changes to the terms and conditions stipulated in the Annexes shall be made in writing through friendly consultation by CASI and the Distributor.

对于本协议所有附录中约定的条款进行更改，均应通过CASI与经销商的共同协商，

以书面方式进行。

Article 12:  Audits

第十二条： 审计

CASI shall conduct audit to verify compliance with this Quality Agreement at the Distributor’s premise after a [***] days prior written notice.

CASI可在提前 [***] 日书面通知后，在经销商场所进行审计以确认本质量协议被严格遵守。

Article 13:  Documentation and Records

第十三条：记录与归档

The Distributor will retain the documents and records concerning the marketing of the Product for the duration of the shelf life of the Product plus [***] from the date of preparation (for the procedures, from the date when stopped using that procedure).

经销商应对产品的上市经销活动进行备案记录并在产品过期后继续保留备案记录一年。

Article 14： Term and Termination

第十四条： 有效期及终止

As an Appendix to the Exclusive Distribution Agreement, this Quality Agreement is executed and takes into effect on the effective date of the Exclusive Distribution Agreement with the same term of validity. Upon termination or expiry date of the Exclusive Distribution Agreement, all provisions stipulated in this Quality Agreement concerning Product quality shall survive for another [***].

作为《独家经销协议》之附件，本质量协议与《独家经销协议》签署生效之日同时生效且有效期一致。在《独家经销协议》有效期到期日或协议终止日。本质量协议中约定的关于产品质量所有条款应另行存 [***] 年。

Article 15： Recordation of Revision

第十五条： 条款修订记录

15.1 All revisions to this Quality Agreement shall be recorded and documented by filling the Revision Form in Annex 11.

所有关于本质量协议的修订均应通过填写附录十一表格进行记录备案。

15.2 Shall there be any discrepancy between this Quality Agreement and the Exclusive Distribution Agreement, the Exclusive Distribution Agreement supersedes, notwithstanding that Article 10 of this Quality Agreement shall prevail all provisions and definitions concerning product quality liability and indemnification.

本《质量协议》项下任何条款与《独家经销协议》相关约定存在冲突和矛盾的，以《独家经销协议》为准。尽管如此，本质量协议第10条取代所有关于产品质量责任及赔偿的另行定义及约定。

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above set forth.鉴于此，本协议由各方于《独家经销协议》签署生效之日共同签署生效。

CASI Pharmaceuticals, Inc. By: _[***]______________________________ Printed Name: [***] 印刷版姓名：[***] Title: [***] 职务：总裁 [***]	CHINA NATIONAL MEDICINES CORPORATION LTD. 国药集团药业股份有限公司 By:_[***]______________________________ Printed Name: [***] 印刷版姓名: [***] Title: [***] 职务：总经理
CASI PHARMACEUTICALS (CHINA) CO., LTD 凯信远达医药（中国）有限公司 By:签字[***]_______________________________ Printed Name: [***] 印刷版姓名: [***] Title: [***] 职务：总裁

QUALITY AGREEMENT

LIST OF ANNEXES

《质量协议附录清单》

Annex 1 Product Quality and Specifications

附录1 产品质量和规格

Annex 2 Packaging, Labeling and Transportation

附录2 包装、标签和运输

Annex 3 Product Instruction Sample

附录3 产品说明书样本

Annex 4 Labelling of Shipping Box (with instruction) Surface Sample

附录4 货运药盒标签（附说明书）外标签样本

Annex 5 Bottle Labelling (with storage instruction) Sample

附录5 药瓶标签（附储藏说明）样本

Annex 6 Acceptance Criteria for Visual Inspection

附录6 视觉验货验收标准

Annex 7 Storage Conditions and Expiration Date

附录7 储存条件和有效期

Annex 8 Primary Contacts Concerning Product Quality

附录8 产品质量相关问题主要联系人

Annex 9 Request for Complaints Investigation

附录9 投诉调查申请

Annex 10 Quality Information Report

附录10 质量信息报告

Annex 11 Quality Terms Revision

附录11 质量条款修订

Annex 1 Product Quality Specifications

附录一 《产品质量规格》

Name of Product 产品名称	——Pretatrexate Injection—— ——普拉曲沙注射液——
Import License Ref. No 进口注册证 国内批准文号	License No. [***] 国药准字[***]
Import License Issuance Date 进口注册证颁发日期	[***] [***]
Quality Management System of the International Organization for Standardization for Distributor 国际标准化组织质量管理体系标准（经销商）	ISO 9001:2015
Quality Management National Standards of the Administrative Committee of National Standardization, China for Distributor 中国国家标准化管理委员会质量管理体系国家标准（经销商）	Good Supply Practice, Certificate No. [***] 药品经营质量管理规范认证证书（GSP），证书编号：[***]

Annex 2: Packaging, Labeling and Transportation

附录二：包装、贴标和运输

Transportation Conditions:

运输条件：

Product Name 产品名称	Transportation route 运输路线	Temperature 温度
Pretatrexate Injection 普拉曲沙注射液		Store in the original packaging box at [***] ℃- [***] ℃ and avoid light 置于原始包装盒中 [***] ℃- [***] ℃冷藏，避光保存

Annex 3 Product Instructions Sample

附录三 产品说明书样本

[***]

Annex 4 Labelling of Shipping Box (with Instruction) Surface Sample

附录四 外标签药盒（带标注）样本

[***]

Annex 5 Labelling Bottle (with Storage Instruction) Sample

附录五 内标签-瓶子 （带贮存说明）样本

[***]

Annex 6 Acceptance Criteria for Visual Inspection

附录六 视觉验收标准

The Product in conformity with the following criteria of visual inspection will be accepted by the Distributor

产品在经过视觉验收后方可被经销商接受，具体要求如下：

Test item 检测项目	Acceptance criteria验收标准
Lot Number/Expiration 批号及有效期	No typographical errors. Easily legible. 无打字错误，容易阅读
Stain, scratch, wrinkle 污渍、刮蹭、褶皱	No stains, scratches or wrinkles are visually detected. 视觉观察无污渍、刮痕或褶皱
Label statement, figuration 标签说明，标注	No printing defectives or figuration defectives 无打印错或标注错误
Perforation 无破损	Uninterrupted perforation line. Easy to open. 封胶带无破损，易打开
Bar code 条形码	No scanning error. Matching the information. 无扫码故障，货品信息与系统查询信息一致
Sealing 封装	Securely sealed. 安全密封
Package Insert 产品说明书	Securely contained inside.妥善置于包装内

Annex 7 Storage Conditions and Expiration Date

附录七 药品储存条件及有效期

Storage 储存	Store in the original packaging box at [***]℃-[***]℃ and avoid light 置于原始包装盒中 [***]℃- [***]℃冷藏，避光保存
Expiration 有效期	[***] [***]个月

Annex 8 Primary Contacts Concerning Product Quality

附录八 产品质量相关事宜主要联系人

CASI:	CNMC：	CASI China:
Primary Contact[***]。 第一联系人 Printed Name：[***] 印刷版名称：[***] Title: [***] 职务: [***] Phone: [***] 电话: [***] Email: [***]。	Primary Contact 第一联系人 Printed Name：[***] 印刷版名称：[***] Title: [***] 职务: [***] Phone: [***] 电话: [***] Email: [***]。	Primary Contact 第一联系人 Printed Name：[***] 印刷版名称：[***] Title: [***] 职务: [***] Phone: [***] 电话: [***] Email: [***]。

Annex 9

附录九

Request for Complaints Investigation

投诉调查的申请

Date日期:

To至:

CASI Pharmaceuticals Inc.

Product name 产品名称	Lot number 批号
Date of complaint 投诉日期	Quantity of complaint 被投诉产品质量
投诉人详情 Contact Details	公司名称 Company Name： 公司地址 Company Address： 投诉人姓名Name of the Complainant： 联系电话Phone： Email：
Delivered sample 交付样品	是否预留样品测试： 是Yes □ 否No □
投诉内容 Complaint Details
投诉回复 Response	□ 投诉回复函 Letter of Reply to Complaint □ 调查报告 Investigation Report 请呈交CASI质量保证部门 Please submit the above document to the Quality Assurance Department of CASI first.
Remarks 备注	Standard Timeline: Reply in 1 week 标准回复时限：一周内

Annex 10

附录十

Quality Information Report

《质量报告信息》

Reported by (department): 汇报方（部门）	Section 主管部门
Reported by (person): 汇报人：	Date of report 汇报日期
Date of obtaining the information 信息获取日期	Phone 电话	TEL Ext. ( )
Information obtained by: 信息获取人
Product Name of the Information 被投诉产品名称：
Descriptions 信息描述

Annex 11

附录十一

Quality Terms Revision Form

质量条款修订表

No	Date of revision	Content of revision	Revised by
			CASI	The Distributor

APPENDIX V

附件五

PHARMACOVIGILANCE AGREEMENT

《药物警戒协议》

This Pharmacovigilance Agreement (this “Agreement” of “PVA”) is entered into and effective as of December 6, 2023, by and between:

本《药物警戒协议》（以下简称“协议”或“PVA”）于2023年12月6日由以下双方签署生效：

China National Medicines Corporation Ltd. (“CNMC” or “the Distributor”), a company incorporated and existing under the laws of the People’s Republic of China, with its registered domicile at Floor 6-9, West Tower of China Overseas Property Plaza, Building 7, Yard 8 Xibinhe Road. Yongdingmen, Dongcheng District,100077 Beijing. Unified Social Credit Code: [***]

国药集团药业股份有限公司（以下简称“CNMC”或“经销商”），一家依据中华人民共和国法律设立并存续的公司，注册地址为北京市东城区永定门西滨河路8号院7楼西塔6-9层。统一社会信用代码：[***]

CASI Pharmaceuticals Inc., (“CASI”), a Nasdaq listed company incorporated and existing under the laws of Cayman Islands with its office at 9620 Medical Center Drive, Rockville, Maryland 20850, USA.

CASI Pharmaceuticals Inc., (“CASI”)，一家依据开曼法律设立并存续的纳斯达克上市公司，办公地址为9620 Medical Center Drive, Rockville, Maryland 20850, USA.

CASI and the Distributor are hereby collectively referred to herein as the “Parties” and each, individually, as a “Party”.

CASI和经销商在此可共同称为“合同双方”，或单独称为“合同一方”。

1.PURPOSE

协议目的

1.1 CASI and the Distributor are Parties to the Exclusive Distribution Agreement effective on December 6, 2023 for the distribution of the Product, (as such agreement may be amended from time to time, the “Exclusive Distribution Agreement”), executed on even date with this Pharmacovigilance Agreement (this “PVA”).

CASI与经销商双方于2023年12月6日签订了经销产品的《独家经销协议》（“该《独家经销协议》可能会不时被修改”），于本协议于同一天签署生效。

1.2 The purpose of this PVA is to describe the procedures and define the responsibilities that CASI and the Distributor will employ to ensure that AE (as defined below) notification and reporting requirements for the product listed in Appendix II (the “Product List”) in order to meet applicable regulations and guidelines. The Distributor also has certain pharmacovigilance (“PV”) obligations in order to meet local regulatory rules and guidelines.

本协议目的为描述CASI和经销商为确保附件二《产品清单》中所列产品的不良事件通知和报告要求符合相关法规和指南而应遵守的程序并明确各方应承担的责任。经销商应履行特定药物警戒 (“PV”) 义务，以遵守地方监管规则和指南。

The terms used in this PVA shall have the meanings as defined herein, and if not defined herein, as defined in the Exclusive Distribution Agreement, or by laws and regulations as applicable.

本协议中术语条款定义如下，如无条款定义，以《独家经销协议》中阐明的定义或适用法律法规的明文定义为准。

2.DEFINITIONS

定义

Adverse Event (“AE”) is any untoward medical occurrence in a patient or clinical-trial subject administered a medicinal product and which does not necessarily have to have a causal relationship with the treatment. An AE can therefore be any unfavorable and unintended sign (e.g. an abnormal laboratory finding), symptom, or disease temporarily associated with the use of a medicinal product, whether or not considered related to such medicinal product.

不良事件（“AE”）指任何发生在患者或临床试验受试者的不利的医学事件，它并不一定同药物治疗有因果关系。不良事件可以是一种不利的、与用药目的无关的体征（如异常的实验室检查）、症状或疾病，与药物使用有时间相关性，不考虑是否同药物有因果关系。

“Special Situations”, for the purposes of this PVA, means the use of Product during pregnancy (with or without outcome), use during lactation, dispensing errors, maladministration, accidental or occupational exposure, pediatric exposure, unexpected benefit, overdose, lack of efficacy, drug-drug interaction, withdrawal syndrome, drug dependence, misuse, abuse or addiction, transmission of infectious disease, disease progression or aggravation, off-label use and the use of counterfeit product, all of which shall be reported by the Distributor to CASI following the requirements of AE reporting even if no AE has occurred.

在本PVA中，“特殊情况”是指妊娠期间使用产品（不论是否有结局）、哺乳期使用产品、发药错误、给药不当、意外或职业暴露、儿童暴露、非预期获益、用药过量、缺乏疗效、药物相互作用、戒断综合征、药物依赖、误用、滥用或成瘾、传染病传播、疾病进展或加重、超说明书用药和使用假冒伪劣产品，即使未发生不良事件，经销商也应按照不良事件报告要求向CASI报告这些特殊情况。

“Urgent Safety Action” refers to a Product recall, withdrawal, restriction, and/or field correction, including recalls, withdrawals, restrictions, and/or field corrections of such Product required by any regulatory authority or voluntary recalls, withdrawals, restrictions, and/or field corrections of such Product.

“紧急安全措施”指产品召回、产品撤回、产品限制和/或现场纠正，包括应监管机构要求的或自主自愿进行的产品召回、产品撤回、产品限制和/或现场纠正。

“Transfer Date” refers to the date on which the Distributor receives the Product from the carrier at the named place of delivery as defined in Appendix I “Import Agreement” to the Exclusive Distribution Agreement.

“转移日”为产品被运达至经销商在《独家经销协议》附件一《进口协议》中指定送达地之日。

“ICSRs”refers to the “Individual Case Safety Report” , required to be submitted to applicable regulatory authorities which contains format requirements for drug and non-vaccine biologics post-market reporting based upon the International Council for Harmonization of Technical Requirements for Pharmaceuticals in Human Use (“ICH”) E2B specifications.

“ICSRs”指提交至适用的监管机构的药物和非疫苗生物制剂上市后“个例安全性报告”，报告的内容及格式需符合人用药品注册技术要求国际协调会 (“ICH”) E2B规范。

“Safety Signal” refers to information that arises from one or multiple sources (including observations of experiments) which suggests a new, potential causal association, or a new aspect of a known association between an intervention (e.g. administration of a medicine) and event or set of related events, either adverse or beneficial, that is judged to be sufficient likelihood to justify action of verification.

“安全性信号”是指来自一个或多个来源（包括实验观察结果）的信息，提示干预措施（例如给药）与不良或有益事件或相关事件之间存在新的、潜在的因果关系或已知相关性的新方面，可能被判定为需进行验证。

3.SCOPE

范围

3.1 This PVA applies to AE reporting requirements for the Product. In the event of a conflict between the terms of PVA and the Exclusive Distribution Agreement, the terms of the PVA shall control in regard to AEs.

本协议适用于产品的不良事件报告要求。如本协议与《独家经销协议》中条款存在冲突的，应以本协议中约定的关于药物警戒和不良事件报告的条款为准。

4.EFFECTIVE DATE AND REVIEW

生效日期及复审

4.1 This PVA shall become effective on the effective date of the Exclusive Distribution Agreement. No provision of this PVA may be amended or modified other than by a written document signed by an authorized representative of each Party.

本协议于《独家经销协议》生效日正式生效。除双方各自授权代表一致书面签署同意，本协议中条款均不得修订或修改。

4.2 The Distributor shall commit to forward AEs after the Transfer Date as per local regulations, i.e. forwarding of AEs when received by error on the tradename of another Person who is marketing authorization holder for the Product.

经销商应承诺在转移日后按照当地法规转发不良事件信息，即，在错误地以另一个上市许可持有人的商品名接收AE时转发AE。

4.3 If applicable regulatory requirements change and there is disagreement regarding the interpretation of any aspect of this PVA, and/or either Party requests a review of this PVA due to issues or conflicts involving legal or regulatory requirements, the Parties agree to review, and, if appropriate, amend and/or revise the terms of this PVA. Renegotiation/review shall be considered complete when the Parties execute a written amendment or addendum to this PVA.

如相关适用法规变更，致使双方就本协议中任何方面的解读产生异议，协议任意一方均可要求对本协议中与法律法规要求存在冲突或产生问题的条款进行复审，并在适当情形下，对本协议条款进行修订或/和修改。协议各方的重新谈判及复审，在双方签订并执行本协议书面修订或附录之时视为完成。

5.RESPONSIBILITIES

责任

5.1 The Parties agree to implement necessary training, procedures and systems/processes for the timely and direct reporting of any AE or Special Situation (as defined in Clause 2 above) reports made known to them, as set forth in this PVA.

双方同意按照本PVA的规定实施必要的培训、程序和系统/流程，以便及时、直接地报告其知晓的任何AE或特殊情况（定义见上文第2条）。

5.2 The Parties also agree that personnel performing the tasks described in this PVA are qualified to perform those tasks.

双方亦同意履行本协议中约定工作任务的人员，应具备履行此类工作任务的资格。

5.3 The Parties agree that data privacy must be maintained at all time in relation to the activities defined in this PVA.

双方同意本协议中所有约定相关的行为，在任何时候均应确保维持数据隐私保护。

5.4	5.4 The Parties agree that cross-border data exchange and transmission shall be in strict compliance with the requirements of applicable laws and regulations of the People’s Republic of China and the United States.

协议各方均同意需严格遵守美国及中国关于跨境数据交换与传输相关的法律法规。

5.5	5.5 The Parties shall proactively provide remedy to the most possible extent in order to minimize losses and costs arising from the performance and execution of this PVA due to the promulgation of new policy, laws or regulations on the cross-border data exchange and data transmission either in China or the United States, inter alia, take necessary measures to acquire the approval and/or apply for the permit for the exchange and transmission of sensitive data e.g. concerning human genetic resources, biopharmaceuticals and biochemistry.

协议各方均同意，因中国或美国颁布关于数据跨境传输及交换的新政策、法规或行政规章导致本协议的执行和履行会造成损失和费用时，将尽最大可能减少此类损失

和费用，特别是，采取必要手段为敏感数据跨境交换及传输，如人类遗传资源，生物制药或生物化学相关数据，获得批准或申请许可。

6.TRAINING

培训

6.1 Each Party shall ensure that its personnel involved with carrying out the terms of the PVA are trained appropriately. Training documentation will be maintained by each Party respectively. Upon request by the CASI, the Distributor shall provide CASI with complete copies of its training documentation.

协议人任何一方均应确保执行本协议项下约定条款的所有人员均已接受适当的培训。培训文件由协议各方各自维护。在CASI要求下，经销商应当提供给CASI完整的培训文件副本。

7.URGENT SAFETY ACTIONS

紧急安全措施

7.1 CASI shall be responsible for all Urgent Safety Actions arising from or related to the Product manufactured, sold or otherwise distributed prior to the Transfer Date. The Distributor shall be responsible for all Urgent Safety Actions arising from or related to the Product manufactured, sold or otherwise distributed on and after the Transfer Date.

在转移日前，CASI应负责所有因产品的生产、销售或经销而产生的或与产品有关的所有紧急安全措施。在转移日当日及以后，经销商应负责所有因产品的生产、销售或经销而产生的或与产品有关的所有紧急安全措施。

8.INTAKE AND EXCHANGE OF AE AND SPECIAL SITUATION INFORMATION

接收和交换不良事件及特殊情况信息

8.1 In the event that the Distributor learns of any AEs, Product complaints, or Special Situations for the Product on and after the Transfer Date, the Distributor will record all available AE, Product complaint, or Special Situation information on an intake form and e-mail the completed form to CASI via e-mail with read receipt as soon as possible but no later than one (1) working day of receipt. The Distributor will provide to CASI all information provided to the Distributor relating to the AE, Product complaint, or Special Situation but minimally, the following information will be provided:

在转移日当日及以后，如经销商知悉任何与产品相关的不良事件、产品投诉或特殊情况报告的，经销商应记录所有可获得的不良事件、产品投诉和特殊情况信息，填写接收表格并将填写完整后的该表格通过电子邮件形式，设置邮件接收回执通知，尽快发送给CASI，且不得迟于在经销商接收到此类信息后的一（1）个工作日内。经销商应提供获得的所有信息，至少应包括如下内容：

(a)Date that the Distributor was notified of the AE, Product complaint, or Special Situation;经销商被告知不良事件、产品投诉或特殊情况的日期；

(b)	Name and contact details of the reporter; 报告人的姓名和联系方式；
(c)	Name of the Product; 产品名称；
(d)	Details of the AE, Product complaint, or Special Situation; and 不良事件、产品投诉或特殊情况的详细情况；以及
(e)	Patient details (if available). 病患的详细情况（如有）。

8.2 The contacts for each Party are identified in Annex I to this PVA. Either Party may change its contact persons and/or its primary liaison upon immediate notification to the other Party in writing.

协议各方联系方式均已在本《药物警戒协议》附录一中明列。协议任何一方均可通过书面形式通知协议另一方立即更改联系人和/或第一联络人。

8.3 The Distributor will send a PDF copy of the original AE source document received by the Distributor to CASI via e-mail at the e-mail address listed in Annex I. Both CASI and the Distributor will agree to maintain records of all safety information that has been exchanged for the purpose of future audits and/or inspections by the National Medical Products Administration (“NMPA”, the former “China Food and Drug Administration”) and/or other regulatory authority, in compliance with this PVA. All exchanged safety information records will be maintained for a period of no less than 10 years.

经销商应将不良事件原始来源文件以PDF格式通过邮件发送至本《药物警戒协议》附录一中CASI指定电子邮箱。CASI和经销商同意，根据本协议规定，维护所有交换过的安全信息，以备未来审计和/或中国国家药品监督管理局（前国家食品药品监督管理总局“药监局”）和/或其他监管机构检查。所有交换过的安全信息应当保存不少于十年。

9.SAFETY REGULATORY REPORTS

安全性监管报告

9.1 On and after the Transfer Date, the Distributor is responsible for the preparation and submission of all safety reports received by the Distributor in accordance with applicable regulatory requirements. For clarity, CASI shall continue to be responsible for the preparation and submission of all safety reports in accordance with applicable regulatory requirements.

转移日当日及之后，经销商应负责根据相关监管要求，准备和提交其接收到的所有安全性报告。为清楚起见，CASI应继续负责根据适用的监管要求准备和提交所有安全性报告。

10.AE REPORT PROCESSING AND FOLLOW-UP

不良事件报告的处理及后续跟进

10.1 On and after the Transfer Date, the Distributor is responsible for processing AE reports including data analysis, evaluation, and performing any follow-up, as required. For clarity, CASI shall continue to be responsible for performing database entry/assessment, completing medical review, and performing any follow-up, as required. For clarity

在转移日当日及之后，经销商负责处理不良事件报告，包括进行数据分析、评价，根据需要进行随访。为清楚起见，CASI 应继续负责进行数据库录入/评估、完成医学审阅并根据需要进行随访。

11.LITERATURE REVIEW

文献审阅

11.1 CASI is responsible for performing literature review for AE information related to Product in accordance with applicable regulations and company procedures.

CASI应负责按照相关法规和公司流程审阅产品相关不良事件的文献信息。

12.SAFETY ISSUES/SIGNALS

安全问题及风险信号

12.1 CASI is responsible for identifying safety issues or signals relating to the Product and communicating safety issues to appropriate regulatory authorities.

CASI应负责识别与产品相关的安全问题及风险点，并就安全问题与监管机构进行妥当沟通。

13 RECONCILIATION AND CONFIRMATION OF RECEIPT

核对和接收确认

13.1 On and after the Transfer Date, CASI will respond back to the Distributor for each AE report communicated to CASI, preferably within [***] hours, but in no case later than [***] Business Days after receipt by CASI. If the Distributor does not receive a response back within the above stated timeframe, the Distributor will continue to communicate for the AE report until confirmation is received. The Distributor shall provide cumulative reconciliation information during the term of this PVA in accordance with the provisions hereof. CASI and the Distributor will effectively perform a monthly reconciliation to ensure that all forwarded reports of all safety information have been successfully exchanged between both Parties.

在转移日当日及之后，CASI应在 [***] 小时内回复经销商报告的不良事件，在任何情况下，回复应不迟于CASI收到报告后的两 [***]个工作日。如经销商在本条款约定时间内未收到CASI回复，经销商将继续就AE报告进行沟通，直至收到确认。经销商应根据本协议规定在本PVA期限内提供累积核对信息。CASI和经销商应有效开展月度一致性核对，以确保双方成功交换了发送的所有安全性信息报告。

14.REGULATORY AUTHORITY INTERACTIONS

监管机构交涉

14.1 Communications with NMPA relating to PV issues for the Product will be the responsibility of CASI.

与中国国家药品监督管理局就药物警戒相关事宜进行的交涉，应由CASI负责。

15.RISK MANAGEMENT PLAN (RMP) / EVALUATION AND MITIGATION STRATEGY (REMS)

风险管理计划（“RMP”） / 风险评估及补救措施战略（“REMS”）

15.1 If a local RMP/REMS or other risk management activity is required for Product by a regulatory authority, CASI shall be responsible for the authorship, submission and administration of the program.

如有监管机构要求提供当地风险管理计划/风险评估及补救措施战略或进行其他风险管理，CASI应负责此类制度相关的撰写、提交和管理。

16.SUMMARY OF RESPONSIBILITIES ON OR AFTER THE TRANSFER DATE

转移日当日及之后责任小结

16.1 Responsibilities on and after the Transfer Date are summarized below.

转移日当日及之后的双方责任小结如下：

Activity 行动事项	The Distributor 经销商	CASI CASI
Receipt of AE Reports 接收不良事件报告	X	X
Email Transfer of AEs, Product Complaints, and Special Situations 关于不良事件、产品投诉和特殊情况的邮件传送	X	X
Safety Report Preparation and Submission in China 中国境内安全报告的准备与提交	X	X
Safety Signal Identification 识别安全性信号		X
Literature Review 文献审阅		X
Interactions with Regulatory Authorities Related to AEs 就不良事件相关事宜与监管机构交涉		X

Activity 行动事项	The Distributor 经销商	CASI CASI

Immediate Confirmation of Receipt 立即确认接收回执	X	X
Reconciliation Listing 核对清单	X	X
Perform Reconciliation Against Database 数据库核对		X
Risk Management Plans 风险管理计划		X

17.COMPLIANCE WITH PHARMACOVIGILANCE AGREEMENT AUDIT          药物警戒协议审计合规

17.1 The Parties shall communicate urgent or critical issues affecting the other Party’s pharmacovigilance system in relation to meeting the obligations set forth in this PVA within  [***] Business Days of discovery or receipt of documented findings cited during a regulatory authority inspection. Once corrective actions are determined, the inspected Party will provide a summary of the relevant inspection findings with associated corrective actions to the extent the other Party is impacted.双方应在发现或收到监管机构检查期间引述的书面调查结果后的 [***] 个工作日内，沟通影响另一方药物警戒系统的紧急或关键问题，以履行本PVA中规定的义务。一旦确定了纠正措施，受检方应在另一方受到影响的范围内提供相关检查结果的总结以及相关的纠正措施。

17.2 On and after the Transfer Date, CASI may audit the Distributor’s pharmacovigilance systems/operations or contracted pharmacovigilance activities, by giving a [***] days’ prior written notice, to ensure that the elements set forth in this PVA are being fulfilled for the Product. As soon as the decision to audit is taken, it will be notified by CASI to the Distributor. Audits must be reasonable in scope and in relationship to the Product and must take place during normal business hours. The Distributor will correct audit observations in a timely manner and communicate those actions with CASI.

在转移日当日及之后，CASI可以在提前 [***] 日书面事先通知后，对经销商的药物警戒体系/业务或外包的药物警戒行动事项进行审计，以确保本协议与产品相关的所有条款均得以实现。CASI一旦做出审计决定，应告知经销商。审计必须在合理范围内，仅与产品相关且在正常工作时间进行。经销商应及时纠正审计的发现项并就此类行动与CASI沟通。

17.3 In the case of a serious suspected breach of compliance with this PVA, a directed audit will be performed by the Distributor or an independent third party with written notification only and a minimum of [***] days. The possibility of a directed audit for serious breach is therefore agreed upon by way of execution of this PVA.

如出现疑似违反本协议合规要求的严重违约事件，经销商或独立第三方将在仅提供提前[***] 天以内书面通知后，进行定向审计。双方通过签署执行本协议，明确接受，如出现严重违约则定向审计可能会启动。

17.4 Parties shall allow foreign and local health authorities to inspect their pharmacovigilance operations as it is necessary for either Party to maintain registration in the countries where the Product is marketed. The Parties shall allow foreign and local health authorities to inspect their pharmacovigilance operations as necessary for either Party to maintain a marketing authorization. The Parties shall inform each other of any local Product-specific pharmacovigilance inspections at the time they receive notification of the inspection.

协议各方同意，为协议任意一方维护其在产品已上市各国注册之必要，应准许国外或当地监管机构检查其药物警戒业务，以便协议任意一方维持上市许可。协议各方同意，任意一方均应在收到与具体产品相关的当地药物警戒检查通知时，立即通知另一方。

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above set forth.

鉴于此，协议各方于本协议首页指明的日期签署执行本协议。

【Signature Page Follows】

以下为签字页

【SIGNATURE PAGE】

签字页

CASI Pharmaceuticals, Inc. By: _______[***] ________________________ Printed Name: [***] 印刷版姓名：[***] Title: [***] 职务[***]	CHINA NATIONAL MEDICINES CORPORATION LTD. 国药集团药业股份有限公司 By:_____ [***] __________________________ Printed Name: [***] 印刷版姓名: [***] Title: [***] 职务：[***]
CASI PHARMACEUTICALS (CHINA) CO., LTD 凯信远达医药（中国）有限公司 By: [***] _______________________________ Printed Name: [***] 印刷版姓名: [***]

Title: [***] 职务[***]

Annex I

附录一

Pharmacovigilance List of Contacts

《药物警戒联系人名单》

The Distributor 经销商	CASI
AEs; Product complaints, Product and Special Situations Requests: 不良事件、产品投诉、特殊情况及产品相关问询： Email Transfer to通过电子邮件转至: Name姓名：[***] Title职务: [***] Phone电话: [***] E-mail 电子邮箱地址: [***]	AEs; Product complaints, Product and Special Situations Requests: 不良事件、产品投诉、特殊情况及产品相关问询： Email Transfer to通过电子邮件转至: Name姓名：[***] Title职务: [***] Phone电话: [***] E-mail 电子邮箱地址: [***]
Primary Contact and AE specific Questions: 主要联系人及不良事件详细问询： Name [***] Title:刘宝奇[***] Phone电话: [***] E-mail电子邮箱地址[***]	Primary Contacts: 主要联系人： Name [***] Title:刘宝奇[***] Phone电话: [***] E-mail电子邮箱地址[***]

Secondary Contact: 第二联系人： Name [***] Title:刘宝奇[***] Phone电话: [***] E-mail电子邮箱地址[***]	Secondary Contact: 第二联系人： Name [***] Title:刘宝奇[***] Phone电话: [***] E-mail电子邮箱地址[***]

IN WITNESS WHEREOF, the Parties have executed this Annex to the PVA as of the date first above set forth.

鉴于此，协议各方于本协议首页指明的日期签署执行本附录。

【SIGNATURE】

以下为签字

CASI Pharmaceuticals, Inc. By: [***] _______________________________ Printed Name: [***] 印刷版姓名：[***] Title: [***] 职务: [***]	CHINA NATIONAL MEDICINES CORPORATION LTD. 国药集团药业股份有限公司 By: [***] _______________________________ Printed Name: [***] 印刷版姓名: [***] Title: [***] 职务：[***]

CASI PHARMACEUTICALS (CHINA) CO., LTD 凯信远达医药（中国）有限公司 By: _[***]______________________________ Printed Name: [***] 印刷版姓名：[***] Title: [***] 职务: [***]

APPENDIX VI

附件六

CODE OF CONDUCT AND ETHICAL STANDARDS

ON ANTI-BRIBERY AND ANTI-FOREIGN CORRUPT PRACTICES ACT (“FCPA”) OF THE UNITED STATES

《反贿赂及美国反海外腐败法之行为准则与道德规范》

In this Appendix specifically:

本附件中特例：

“CNMC” refers to: China National Medicines Corporation Ltd.

“CNMC”指国药集团药业股份有限公司

“CASI” jointly refers to CASI Pharmaceuticals Inc., and CASI Pharmaceuticals (China) Co., Ltd, together.

“CASI”为CASI Pharmaceuticals Inc.和凯信远达医药（中国）有限公司的统称。

1.	Representation

承诺

CNMC represents and undertakes to CASI that:

CNMC向CASI作出承诺如下：

(a)	it and its Affiliates and its (and its Affiliates’) directors, officers and employees (“Representatives”), shall refrain from offering, giving, demanding or accepting any gift, payment or favor, whether directly or through any other person or entity, private or public, that is intended to: (i) induce the recipient to perform a function or activity improperly, or (ii) secure any improper advantage for CASI and/or CNMC ;

CNMC及其关联方和其（及其关联方）的董事、管理人员和雇员（“代表”）均不得直接或通过任何其他人士或私人或公共实体提供、给予、要求或接受任何礼品、金钱或利益，旨在：（i）诱使接收方不正当行使职能或活动，或（ii）为CASI和/或CNMC保护任何不正当利益；

(b)	it shall keep transparent and accurate books and records (including accounting records) with regard to its performance under the Exclusive Distribution Agreement;

其应就其在《独家经销协议》项下的履行保存透明准确的账簿和记录（包括会计记录）；

(c)	it shall have, maintain and enforce throughout the term of this Agreement its own anti-bribery and corruption policies and procedures in compliance with applicable Laws and regulations; 其应在《独家经销协议》整个期限内根据适用的法律和法规制定、保持和实施其反贿赂和反腐败政策和程序；

(d)	it, its Affiliates and its Representatives have not been convicted of any offence involving bribery and corruption and, to the best of CNMC ’s knowledge, neither have been nor are the subject of any investigation, inquiry or enforcement proceedings by any governmental or regulatory authority under any applicable anti-bribery and anti-corruption Laws and regulations;

其及其关联方和代表均未被判定犯有任何涉及贿赂和腐败的罪行，且据CNMC所知，

过去和现在均不是任何政府或监管机构根据适用的反贿赂和反腐败法律和法规开展的任何调查、查询或强制执行程序的主体；

(e)	it shall not contact, or otherwise meet with any government official with respect to any transactions required under this Agreement, without the prior written approval of CASI and, when requested by CASI, only in the presence of a CASI designated representative; 未经CASI事先书面批准，其不得就本协议项下要求的任何要求联系或以其他方式会见任何政府官员；当CASI要求时，仅可在CASI指定的代表在场的情况下联系或会见；

(f)	except as disclosed in writing: (i) it does not have any interest which directly or indirectly conflicts with its proper and ethical performance of this Agreement; and (ii) it shall maintain arms’ length relations with all Third Parties (including government officials) with which it deals for or on behalf of CASI (or in performance of this Agreement); 对于要求提供CNMC及其关联方和代表就本协议的履行所取得或收到的任何种类的任何不当经济或其他利益或好处的任何明示或暗示请求或要求，其应立即以书面形式向CASI报告；

(g)	it, its Affiliates and its Representatives shall in all other respects comply with all applicable anti-bribery and anti-corruption Laws, regulations, Foreign Corruption Practice Act (“FCPA”); and

其及其关联方和代表应在所有方面遵守所有适用的反贿赂和反腐败法律和法规，美国反海外腐败法案；及

(h)	it shall at all times comply with and not get into any kind of activities which are against the ethics and regulations of CASI as mentioned in the CASI Code of Conduct.

其应始终遵守且不得卷入任何违反CASI行为准则中所述的CASI道德标准和规则的任何种类的活动。

2.	Liability.

责任

CNMC shall ensure that any and all persons, such as, but not limited to, agents, distributors, contractors, representatives, intermediaries or any other associated persons, who perform services for or act on behalf of CNMC in connection with this Agreement (hereinafter jointly “Persons”) do so only on the basis of a written contract with terms and conditions no less strict than those imposed on CNMC in Clause 1 of these Requirements. CNMC shall be responsible for the compliance by such Persons with any applicable anti-bribery and anti-corruption Laws and regulations and CASI Code of Conduct, and shall be directly liable to CASI for any breach by such Persons thereof.

CNMC应确保任何和所有人士，例如但不限于就本协议为CNMC履行活动或代表CNMC行事的代理、经销商、承包商、代表、中间商或任何其他关联人士（以下统称“人士”），仅按照条款和条件的严格程度不低于该等要求的第1条中对CNMC施加的该等条款和条件的书面合同履行活动或行事。CNMC应对该等人士遵守任何适用的反贿赂和反腐败法律和法规及CASI行为准则的行为负责，并应就该等

人士的任何违约行为直接对CASI负责。

3.	Breach and Remedies.

违约和救济

Any breach of Clauses 1 and 2 by CNMC , its Affiliates and Representatives or any of the Persons shall be deemed a material breach of this Agreement and, without prejudice to other remedies available to it, including but not limited to the right to demand specific performance, CASI shall have the right to immediately suspend performance or terminate this Agreement according to Clause 10.2 (a) of the Agreement.

CASI及其关联方和代表或任何人士违反第1和2条的任何行为均应被视为对《独家协议》的严重违约，且在不影响其可获得的其他救济（包括但不限于要求实际履行的权利）的情况下，CASI将有权根据《独家经销协议》向CNMC索赔。

4.	Disclosure of (Possible) Violation

披露（或有）违规行为

CNM agrees that CASI may make full disclosure of information relating to a possible violation of the terms of these Ethical Standards and Anti-Bribery and Anti-Corruption Requirements at any time and for any reason to any Governmental Authority, and to whomsoever CASI determines in good faith has a legitimate need to know.

CNMC同意，CASI可以在任何时候，因任何原因，向任何政府当局或CASI善意认定依法需要了解该等信息的人士，充分披露与可能违反该等道德标准和反贿赂及反腐败要求条款的行为有关的信息。

5.	Right to Audit.

审计权

CASI shall have the right to audit the conduct of CNMC, its Affiliates and subcontractors under this Agreement, each of which shall be obligated to cooperate fully in any such audit.

CASI有权根据本协议审查CNMC及其关联方和分包商的行为，各方均有义务充分配合任何该审查。

6.	Sub-Distributors Management

分销商管理

CNMC is attentive to and experienced in the management and risk control of its sub-distributors and warrants that all sub-distributors contracted with CNMC for the performance of the Exclusive Distribution Agreement will strictly abide by statutory and contractual obligations in relation to ant-bribery, anti-unfair competition and FCPA.

CNMC重视分销商的管理和风险控制且富有经验。CNMC保证其为履行《独家经销协议》签约的分销商均会严格遵守法定及合同约定的关于反腐败、反不正当竞争和反海外腐败法案所要求的义务。

【SIGNATURE】

以下为签字

CASI Pharmaceuticals, Inc. By: _[***]______________________________ Printed Name: [***] 印刷版姓名：[***] Title: [***] 职务: [***]	CHINA NATIONAL MEDICINES CORPORATION LTD. 国药集团药业股份有限公司 By: _[***]______________________________ Printed Name: [***] 印刷版姓名：[***] Title: [***] 职务: [***]
CASI PHARMACEUTICALS (CHINA) CO., LTD 凯信远达医药（中国）有限公司 By: _[***]______________________________ Printed Name: [***] 印刷版姓名：[***] Title: [***] 职务: [***]

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